EXHIBIT 4.2






                      PPLUS TRUST CERTIFICATES SERIES GSC-3





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                              THE BANK OF NEW YORK,

                     as Trustee and Securities Intermediary









                          Dated as of November 26, 2004

         SERIES SUPPLEMENT, dated as of November 26, 2004 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, THE BANK OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

         WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of November 5, 2004 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

         WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

         WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of (a) the Certificates evidencing undivided interests in the Trust and (b) Call Rights;

         WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust; and

         WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

         Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

         Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

         "Allocation Ratio": The ratio of the Class A Allocation to the Class B Allocation. Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be allocated between Class A
Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their pro rata interests in such Class.


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

         "Authorized Denomination": With respect to Certificates, an aggregate stated and/or notional principal amount of $1,000, as applicable.

         "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

         "Call Date": Any Business Day that (i) a Call Holder designates as a Call Date on or after August 15, 2009; (ii) a Call Holder designates as a Call Date before August 15, 2009 after the announcement of any redemption of the Underlying Securities or other unscheduled payment of the Underlying Securities or after receipt by the Call Holder of notice of the termination of the Trust; provided that if a Call Right is to be exercised after the announcement of any redemption of the Underlying Securities or other unscheduled payment of the Underlying Securities and prior to such redemption or other unscheduled payment, then the Call Date designated by the Call Holder must be the third Business Day prior to such redemption or other unscheduled payment; (iii) at any time is deemed a Call Date upon an acceleration of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts when due; or (iv) at any time in the case of a tender offer for the Underlying Securities, a Call Holder is deemed to designate as a Call Date pursuant to Section 2.02(i)(iv) of the Warrant Agreement.

         "Call Holder": The holder of a Class A Call Right or a Class B Call Right.

         "Call Price": The Class A Call Price and the Class B Call Price.

         "Call Right": The Class A Call Right and the Class B Call Right.

         "Certificates": All 4,000,000 Class A Certificates and all 4,000,000 Class B Certificates.

         "Class A Allocation": The present value (discounted at the rate of 6.00% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid in full when due and are not accelerated or redeemed prior to February 15, 2034).

         "Class A Call Price" means $25.00 per Class A Certificate being called plus any accrued and unpaid interest on each Class A Certificate being called to the Call Date. Any payments of interest on the Call Date by the Trust to the applicable Class A Certificateholder shall be excluded.

         "Class A Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Class A Certificateholders on a Call Date some or all of the Class A Certificates for the Class A Call Price.



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

         "Class A Certificate Account": The Certificate Account established for the Class A Certificateholders.

         "Class A Certificates": The Certificates issued by the Trust in a stated amount of $25 per trust certificate, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, distributions at a rate of 6.00% per annum on the stated amount of the Class A Certificates and a cash distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date and such other distributions as described herein.

         "Class B Allocation": The sum of the present values (discounted at the rate of 6.00% per annum) of the Class B Payments (assuming, for purposes hereof, that the Underlying Securities are paid in full on February 15, 2034, and no portion thereof is accelerated or redeemed prior to such date).

         "Class B Call Price" means the sum of the present values, discounted at a rate of 6.00% per annum, of the unpaid distributions due, or to become due, in respect of the Class B Payments to be made on each Class B Certificate being called on or after the Call Date (assuming, for purposes hereof, that the Underlying Securities are paid in full on February 15, 2034, and no portion thereof is accelerated or redeemed prior to February 15, 2034). Any payments of interest on the Call Date by the Trust to the applicable Class B Certificateholder shall be excluded.

         "Class B Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Class B Certificateholders on a Call Date some or all of the Class B Certificates for the Class B Call Price.

         "Class B Certificate Account": The Certificate Account established for the Class B Certificateholders.

         "Class B Certificates": The Certificates issued by the Trust with the right to receive, on each Distribution Date, commencing on February 15, 2005 and ending on the Final Scheduled Distribution Date, a distribution of 0.345% per annum of the aggregate notional principal amount of Class B Certificates and such other distributions as described herein.

         "Class B Payments" will have the meaning given to it in Section 3(d).

         "Closing Date": November 26, 2004.

         "Collection Period": (i) With respect to each August 15 Distribution Date, the period beginning on the day after the February 15 Distribution Date of the current year and ending on such August 15 Distribution Date, inclusive, and
(ii) with respect to each February 15 Distribution Date, the period beginning on the day after the August 15 Distribution Date of the prior year and ending on such February 15 Distribution Date, inclusive, except for the February 15, 2005 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such February 15, 2005 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.



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

         "Corporate Trust Office": The office of the Trustee located at 101 Barclay Street, Floor 8E, New York, NY 10286, Attention: Corporate Trust Dealing & Trading Group; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 101 Barclay Street, Floor 8E, New York, NY 10286.

         "Cut-off Date": November 26, 2004

         "Delivery Certificates" has the meaning given to it in Section 2.02 of the Warrant Agreement.

         "Depository": The Depository Trust Company, its nominees and their respective successors.

         "Distribution Date": February 15 and August 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on February 15, 2005 and ending on the Final Scheduled Distribution Date.

         "Distribution Election": (a) If there occurs an Event of Default (as defined in the Underlying Securities Trust Agreement) on the Underlying Securities under clauses (b) or (c) of the definition in Section 1.1 of the Underlying Securities Trust Agreement, then the Trustee, upon receiving notice of such event, shall, on or immediately after the 30th day after such event, direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

         (b) If, prior to the day on which the Market Agent sells the Underlying Securities pursuant to paragraph (a) above, there occurs (and the trustee receives notice of such occurrence) an acceleration of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Trust Agreement, and the Underlying Securities Issuer:

         (i) makes full payment of all amounts when due, and such payment exceeds the sum of (x) the aggregate stated amount of the Class A Certificates plus any accrued and unpaid distributions to the date of payment and (y) the sum of the present values, discounted at the rate of 6.00% per year, of the unpaid payments due, or to become due, in respect of the Class B Payments to be made on the Class B Certificates on or after the date of payment (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034, that such acceleration had not occurred, and that no portion thereof would have been redeemed prior to February 15, 2034) then all holders of outstanding Call Rights will be deemed to have exercised their Call Rights automatically, and the Trustee, upon receiving such acceleration proceeds from the Underlying Securities Issuer, shall, on the first Business Day following receipt



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

     of such acceleration proceeds, distribute from such acceleration proceeds the following amounts:

               (A) the Class A Call Price or the Class B Call Price per Certificate, as applicable, shall be distributed from such payment on account of each Certificate called from the holder thereof (which holders, pursuant to Section 2.02(d) of the Warrant Agreement, shall exclude Certificateholders to whom Delivery Certificates (as defined in the Warrant Agreement) were delivered in accordance with Section 2.02(d) of the Warrant Agreement),

               (B) for each Class A Certificate, $25.00 plus any accrued and unpaid interest on such Class A Certificate to that date of payment, or, for each Class B Certificate, the sum of the present values, discounted at the rate of 6.00% per annum, of the unpaid distributions that were due, or to become due, in respect of the Class B Payments to be made on such Class B Certificate on or after the date of payment (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034, and that such acceleration had not occurred, and that no portion thereof would have been redeemed prior to February 15, 2034), as applicable, shall be distributed from such payment on account of each Certificate held by Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement, and

               (C) any amounts remaining shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be distributed pro rata among the Call Holders that are deemed to have exercised their Call Rights automatically pursuant to this clause with respect to that Class and the Certificateholders of that Class to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement;

               If the payment to be made by the Underlying Securities Issuer does not exceed the threshold set forth above, the Trustee shall divide the amount of such payment between the Trust Certificate Classes in accordance with the Allocation Ratio and distribute each Class's portion of such amounts pro rata to the Trust Certificateholders of that Class.

         (ii) makes a partial payment of all amounts when due, then the Trustee, upon receiving such payment, shall:

               (A) immediately divide such payment between the Classes in accordance with the Allocation Ratio and deposit each Class' portion of such payment into that Class' Certificate Account for distribution to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account; provided, that if the Underlying Securities Issuer places any condition, restriction or obligation on the acceptance of such partial payment including but not limited to a waiver of any right granted to a holder of the Underlying


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

         Securities, such partial payment will be rejected by the Trustee and no deposit will be made into the Certificate Account,

               (B) divide a principal amount of the Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates between the Classes in accordance with the Allocation Ratio and distribute each Class' portion of the Underlying Securities to such Class' Certificateholders pro rata and divide a pro rata portion of the Related Assets between the Classes in accordance with the Allocation Ratio and distribute each Class' portion of such Related Assets to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and

               (C) if any Underlying Securities are not distributed pursuant to clause (B), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account; or

         (iii) fails to make such payment when due, then the Trustee, upon receiving notice of such failure to make payment, shall:

               (A) divide a principal amount of Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio between the Classes in accordance with the Allocation Ratio and distribute each Class' portion to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and

               (B) if any Underlying Securities are not distributed pursuant to clause (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

         (c) If the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, and no parent guarantor of such Underlying Securities Issuer, if any, includes in its Exchange Act reports condensed consolidating financial statements setting forth financial information for the Underlying Securities Issuer, then the Trustee, upon receiving notice of such event shall (A) divide a



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

principal amount of Underlying Securities equal to the aggregate stated amount of the outstanding Class A Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio between the Classes in accordance with the Allocation Ratio and distribute each Class' portion to such Class' Certificateholders pro rata to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (B) if any Underlying Securities are not distributed pursuant to clause (A), immediately direct the Market Agent to sell all Underlying Securities not so distributed and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be divided between the Classes in accordance with the Allocation Ratio and each Class' portion shall be deposited into such Class' Certificate Account and distributed to such Class' Certificateholders pro rata on the first Business Day following such deposit into such Certificate Account.

         (d) Upon receiving (A) notice of an acceleration of the Underlying Securities and the Underlying Securities Issuer's partial payment of all amounts when due as described in subsection (ii) of clause (b) above, or (B) notice of the events set forth in clause (c) above, the Trustee shall, 10 days prior to the exercise of any remedy, provide written notice of the termination of the Trust to the Call Holders. Notwithstanding subsection (ii) of clause (b) and clause (c), the Trustee shall not distribute any such partial payment, Underlying Securities or Related Assets to any Certificateholders before the earlier of (i) the expiration of the 10-day notice of termination period, and
(ii) receipt by the Trust of notice of all Call Holders' election to exercise their Class A Call Right or Class B Call Right, as applicable. If less than all outstanding Class A Call Rights or Class B Call Rights are exercised, upon receiving such notice of election, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) for purchase by such exercising Call Holders in the case of Class A Certificates the stated amount of Class A Certificates equal to the stated amount of Class A Call Rights being exercised multiplied by the aggregate stated amount of the outstanding Class A Certificates not subject to Delivery Certificates divided by the aggregate stated amount of the outstanding Class A Call Rights or, in the case of Class B Certificates, the aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of Class B Call Rights being exercised multiplied by the aggregate notional principal amount of the outstanding Class B Certificates not subject to Delivery Certificates divided by the aggregate notional principal amount of the outstanding Class B Call Rights. The Certificateholders of the Trust Certificates to be purchased shall not be entitled to any right other than the right to receive payment of an amount equal to the applicable Call Price on the date the applicable Call Rights are exercised, and such Trust Certificates shall be deemed to have been automatically surrendered by the Certificateholders to the Trust for further transfer to the exercising Call Holders. The share of the payment, Underlying Securities and Related Assets to be distributed with respect to such called Trust Certificates shall be distributed to the exercising Call Holders. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (a) above, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

         "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term



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

instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

         "Escrow Agent": As will be set forth in the Escrow Agreement.

         "Escrow Agreement": The escrow agreement to be entered into on the Exercise Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to Section 14(c)(iii)(2) hereof.

         "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Trust Agreement. For a summary of certain events of default in the Underlying Securities Trust Agreement, please refer to the Prospectus Supplement. For greater certainty, a deferral of payment of any interest on the Underlying Security as in accordance with the terms of the Underlying Securities Trust Agreement is not a default in the payment of any interest on any Underlying Security after the same becomes due and payable for the purposes of clause (i) above.

         "Exercise Date": any date on which a Call Holder notifies the Trustee of its intention to exercise its Call Right in accordance with the provision of
Section 14(c)(iii), any date a Call Holder is deemed to have exercised its Call Right pursuant to Section 2.02(i)(iv) of the Warrant Agreement, or any date following the acceleration of the Underlying Securities and payment in full of all amounts when due by the Underlying Securities Issuer.

         "Final Scheduled Distribution Date": February 15, 2034 (or if such date is not a Business Day, the next succeeding Business Day).

         "Fixed Pass-Through Rate": With respect to the Class A Certificates, 6.00% per annum and with respect to the Class B Certificates, 0.345% per annum.

         "Optional Exchange Date": Any Distribution Date or such date as is designated pursuant to Section 7(b) hereof.

         "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum.

         "Pass-Through Rate": For each Class of Certificates, the associated Fixed Pass-Through Rate.

         "Prepaid Ordinary Expenses": Zero (0).



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

         "Prospectus Supplements": The Prospectus Supplement dated November 17, 2004 relating to the Class A Certificates and the Prospectus Supplement dated November 17, 2004 relating to the Class B Certificates.

         "Rating Agency": Moody's and S&P.

         "Record Date": The Business Day immediately preceding each Distribution Date.

         "Series": PPLUS Trust Series GSC-3.

         "Underlying Securities": The $100,000,000 aggregate principal amount of 6.345% Capital Securities due 2034 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

         "Underlying Securities Trust Agreement": As set forth in Schedule I.

         "Underlying Securities Issuer": Goldman Sachs Capital I, a Delaware statutory trust.

         "Underlying Securities Prospectus Supplement": The prospectus supplement dated February 6, 2004 filed with the Securities and Exchange Commission by the Underlying Securities Issuer with respect to the Underlying Securities.

         "Warrant Agreement": The Warrant Agreement, dated as of November 26, 2004, by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

         (b) The terms listed below are not applicable to this Series.

         "Accounting Date"

         "Administration Account"

         "Administrative Agent"

         "Administration Agreement"

         "Administrative Agent Termination Event"

         "Advance"

         "Calculation Agent"

         "Eligible Expense"

         "Exchange Rate Agent"

         "Floating Pass-Through Rate"

         "Letter of Credit"



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

         "Limited Guarantor"

         "Limited Guaranty"

         "Notional Amount"

         "Reserve Account"

         "Requisite Reserve Amount"

         "Retained Interest"

         "Surety Bond"

         "Swap Agreement"

         "Swap Counterparty"

         "Swap Distribution Amount"

         "Swap Guarantee"

         "Swap Guarantor"

         "Swap Receipt Amount"

         "Swap Termination Payment"

         Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "PPLUS Trust Series GSC-3". The Class A Certificates and Class B Certificates evidencing certain undivided ownership interests therein shall be known as the "PPLUS Class A 6.00% Trust Certificates Series GSC-3" and the "PPLUS Class B 0.345% Trust Certificates Series GSC-3," respectively.

         (b) The Class A Certificates and Class B Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibits B and C, respectively. The Class A Certificates shall be issued in authorized denominations of $25 and integral multiples thereof and the Class B Certificates shall be issued with a notional principal amount of $25 and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness. Notwithstanding anything to the contrary in the Trust Agreement, the Depositor may not increase the amount of the Underlying Securities in the Trust and the Trust may not issue a corresponding amount of additional Certificates.

         (c) The Class A Certificates will be entitled to receive (i) on each Distribution Date, commencing on February 15, 2005 and ending on the Final Scheduled Distribution Date, or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, distributions at a rate of 6.00% per annum on the stated amount of the Class A



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

Certificates and (ii) on the Final Scheduled Distribution Date, a distribution of the aggregate principal amount of the Underlying Securities.

         (d) On each Distribution Date, the Class B Certificates will be entitled to receive a distribution of 0.345% per annum multiplied by the notional principal amount of the Class B Certificates (the "Class B Payments").

         (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Class A Certificates and/or the notional principal amount of the Class B Certificates, unless otherwise indicated.

         Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

         (i) the Underlying Securities set forth on Schedule I hereto; and

         (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

         Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply the funds in the Certificate Account, solely to the extent of Available Funds in the Certificate Account, as follows:

         (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

         (ii) second, pro rata to the holders of the Class A Certificates and Class B Certificates, distributions accrued during the related Collection Period at the rate of 6.00% per annum on the stated amount of the Class A Certificates to holders of the Class A Certificates on such Distribution Date and 0.345% per annum multiplied by the notional principal amount of Class B Certificates to holders of the Class B Certificates on such Distribution Date, commencing on February 15, 2005 and ending on the Final Scheduled Distribution Date;

         (iii) third, divided between the Classes in accordance with the proportionate interest of each Class in any delayed interest payments on the Underlying Securities (e.g., 6.00/6.345 to the Class A Certificateholders and 0.345/6.345 to the Class B Certificateholders) and each Class' portion distributed to the holders of each Class pro rata, if available, any additional payments paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any interest payment on the Underlying Securities;

         (iv) fourth, pro rata to the Class A Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;



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

         (v) fifth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

         (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to Merrill Lynch Capital Services, Inc. and if no Available Funds remain in the Certificate Account then no distribution will be made pursuant to this Section 5(a)(vi).

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch & Co. nor any of its Affiliates will have any claim against the Trust pursuant to Section 5(a)(vi) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the Certificate Account on such Distribution Date.

         (b) On an Optional Exchange Date, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to Section 7 hereof, as the case may be, Underlying Securities in accordance with Section 7 hereof.

         Section 6. Trustee's Fees; Escrow Agent's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section
7.08 of the Standard Terms.

         (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and (ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

         (c) In the event that one or more Call Holders is required to deposit the applicable Call Price with the Escrow Agent on the Exercise Date pursuant to
Section 14(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

         Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other
(i) Person or (ii) group of Affiliated Persons (in each case other than the Depositor) holding Class A Certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B Certificates, all acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights held by it, (provided that, in the case of a group of Affiliated Persons, no single Affiliated Person holds Class A Certificates with an aggregate stated amount of less than $500,000 and Class B Certificates with a notional principal amount of less than $500,000 acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights, as applicable, held by it) may notify the Trustee, not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

         (i) such Person intends or Affiliated Persons intend to tender an Authorized Denomination of Class A Certificates and an equal number of Class B Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

         (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

         (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code;

         (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Class A Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 7;

         (v) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

         (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates acquired by such Person or Affiliated Persons pursuant to the exercise of the applicable Call Rights held by it or them.

Upon tender of such Class A Certificates and Class B Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Class A Certificates being tendered divided by the aggregate stated amount of Class A Certificates then outstanding, and in the case of an exchange by Merrill Lynch & Co. or any of its Affiliates, where such Person or Affiliated Person holds unexercised Class A Call Rights respecting the exchanged Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B Certificates, such unexercised Class A Call

Rights and Class B Call Rights held by such Person or Affiliated Person shall be cancelled. Any Call Holder that has properly provided notice of exercise to the Warrant Agent and has deposited the Call Price with the Escrow Agent may concurrently designate an Optional Exchange Date, and such Optional Exchange Date shall be specified in the notice of exercise, provided, however, that such Optional Exchange Date shall not occur prior to the applicable Call Date.

         (b) When a tender offer for the Underlying Securities is pending, Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other Person or Affiliated Persons (other than the Depositor, or an Affiliate of the Person making such tender offer) holding Class A Certificates with an aggregate stated amount of $5 million or more and an equal aggregate notional principal amount of Class B Certificates, all acquired pursuant to the exercise of the applicable Call Rights held by it (provided that, in the case of a group of Affiliated Persons, no single Affiliated Person holds Class A Certificates with an aggregate stated amount of less than $500,000 and Class B Certificates with a notional principal amount of less than $500,000 acquired pursuant to the exercise of Class A Call Rights or Class B Call Rights, as applicable, held by it), may notify the Trustee, not less than 5 days but not more than 60 days prior to any such Optional Exchange Date as they may designate, that:

         (i) such Person intends or such Affiliated Persons intend to tender an Authorized Denomination of Class A Certificates with an aggregate stated amount of $5 million or more and a corresponding number of Class B Certificates that it holds or they hold to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

         (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

         (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code,

         (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person or Affiliated Persons tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange of such Certificates pursuant to this Section 7;

         (v) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person or Affiliated Persons other than the Person or Affiliated Persons exercising such exchange; and

         (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates acquired by such Person or Affiliated Persons pursuant to the exercise of Call Rights held by it or them.

Upon tender of such Class A Certificates and Class B Certificates on such Optional Exchange Date, the Trustee will deliver to the Person or Affiliated Persons tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Class A Certificates being tendered divided by the aggregate stated amount of Class A Certificates then outstanding, and in the case of an exchange by Merrill Lynch & Co. or any of its Affiliates, where such Person or Affiliated Person holds unexercised Class A Call Rights respecting the exchanged Class A Certificates and a corresponding number of unexercised Class B Call Rights respecting the exchanged Class B Certificates, such unexercised Class A Call Rights and Class B Call Rights held by such Person or Affiliated Person shall be cancelled.

         (c) The requirements set forth in paragraphs (a)(ii), (a)(v) and
(a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

         (d) Any costs associated with the exercise of the rights granted under paragraphs (a) and (b) of this Section 7 will be borne by the Person or Affiliated Persons exercising such rights and not by the Trust.

         (e) In no event can an Optional Exchange be made unless an equal number of Class A and Class B Certificates are tendered for exchange by each Holder exercising this Optional Exchange right.

         Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders; provided, however, that the Trustee shall give notice of an Event of Default to the extent required under "Distribution Election."

         Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

         (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 13(b) with respect to all such Certificates.

         (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A Certificateholders and Class B Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

         (d) The outstanding principal balance of the Class A Certificates and the aggregate notional principal amount of the Class B Certificates shall not be reduced by the amount of any Realized Loss.

         (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and Call Rights, or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

         (g) Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

         (h) If the Trustee resigns or is removed as Trustee in accordance with
Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide the Rating Agencies with written notice.

         (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit D.

         (j) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

         Section 10. Notices. (a) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

         If to the Depositor, to:

         Merrill Lynch Depositor, Inc.
         c/o Merrill Lynch & Co.
         World Financial Center
         New York, NY 10080
         Attention: Stephan Kuppenheimer
         Telephone: (212) 449-5755
         Facsimile: (212) 449-6347

         If to the Trustee, to:

         The Bank of New York
         Corporate Trust Dealing & Trading Group
         101 Barclay Street, Floor 8E
         New York, NY 10286
         Attention: PPLUS Trust Series GSC-3
         Telephone: (212) 815-2915
         Facsimile: (212) 815-2380

         If to the Securities Intermediary, to:

         The Bank of New York
         Corporate Trust Dealing & Trading Group
         101 Barclay Street, Floor 8E
         New York, NY 10286
         Attention: PPLUS Trust Series GSC-3
         Telephone: (212) 815-2915
         Facsimile: (212) 815-2380

         If to the Warrant Agent, to

         The Bank of New York
         Corporate Trust Dealing & Trading Group
         101 Barclay Street, Floor 8E
         New York, NY 10286
         Attention: PPLUS Trust Series GSC-3
         Telephone: (212) 815-2915
         Facsimile: (212) 815-2380

         If to the Rating Agencies, to:

         Moody's Investors Service, Inc.
         99 Church Street
         New York, NY 10007
         Attention: CBO/CLO Monitoring Department
         Telephone: (212) 553-1494
         Facsimile: (212) 553-0355

         and to:

         Standard & Poor's
         55 Water Street, 41st Floor
         New York, NY 10041
         Attention: Structured Finance Surveillance Group
         Telephone: (212) 438-2482

         Facsimile: (212) 438-2664

         (b) Copies of any tender offer materials and all directions, demands and notices required to be given to the Certificateholders hereunder or under the Standard Terms will be given to the Warrant Agent by facsimile transmission and by mail.

         Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the laws of the State of New York.

         Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

         Section 13. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full on February 15, 2034 or sale by the Trust after a payment default on the Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with the Distribution Election, (iii) the exchange of all outstanding Certificates for Underlying Securities pursuant to one or more Optional Exchanges, (iv) the Final Scheduled Distribution Date and (v) the holders of all, but not less than all, of the Certificates exercising their election in Section 13(b) below.

         (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (i) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended and (ii) if and for so long as the call warrants remain outstanding, all of the Call Holders have consented to such termination.

         (c) To the extent that the provisions of this Section 13 conflict with
Section 10.01 of the Standard Terms, the latter shall control.

         Section 14. Sale or Redemption of Underlying Securities; Call Right

         (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of each Class, pursuant to Section 6(b) hereof, the Trustee may, upon prior written notice to the Rating Agencies, elect to sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

         (b) As a holder of the Underlying Securities, the Trust may receive redemption proceeds (the "Redemption Amount") upon the redemption of the Underlying Securities, in whole or in part, by the Underlying Securities Issuer pursuant to the Underlying Securities Trust Agreement and the Underlying Securities Prospectus Supplement (provided that, as described in the Prospectus Supplement, no partial redemption of the Underlying Securities may take place during a period when distributions are deferred). (i) Upon the redemption of the Underlying Securities in whole, but not in part, (A) on February 15, 2034 or (B) at the option of the Underlying Securities Issuer, upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Trust Agreement, the Redemption Amount will be distributed pro rata to the holders of the Underlying Securities, including the Trust. Upon receiving such Redemption Amount, the Trust shall distribute the Redemption Amount first, pro rata to the Class A Certificateholders until each shall have received the stated amount of each Class A Certificate it holds plus accrued and unpaid distributions on the Class A Certificates to the Redemption Date; second, pro rata to the Class B Certificateholders until each shall have received the sum of the present values (discounted at the rate of 6.00% per annum) of the Class B Payments on or after the Redemption Date (assuming, for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034 with no such redemption or acceleration); and third, any remaining Redemption Amount will be divided between the Classes of trust certificates in accordance with a percentage equal to 6.00/6.345 of such amount to the Class A Certificateholders and 0.345/6.345 of such amount to the Class B Certificateholders, and within each class the Redemption Amount will be distributed pro rata to the Certificateholders of the Class A or Class B Certificates entitled to such Redemption Amount upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day. (ii) Upon any redemption of the Underlying Securities in part at the option of the Underlying Securities Issuer upon at least 30 days, but not more than 60 days, prior notice pursuant to the Underlying Securities Trust Agreement, the Redemption Amount will be distributed pro rata to the holders of the Underlying Securities, including the Trust. Upon any such redemption in part, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of Class A Certificates and an equal notional principal amount of Class B Certificates equal to the aggregate amount of each Class of Certificates then outstanding multiplied by the aggregate principal amount of Underlying Securities subject to redemption and then held by the Trust divided by the aggregate principal amount of Underlying Securities then held by the Trust; provided that the amount of each Class of Trust Certificates being selected by lot may be reduced by the aggregate stated amount of Class A Certificates or notional principal amount of Class B Certificates, as applicable, called pursuant to the exercise of Call Rights prior to such redemption in accordance with the terms of the Warrant Agreement. Upon receiving such Redemption Amount, the Trust shall distribute the Redemption Amount, first, pro rata to the Class A Certificateholders selected by lot pursuant to this subsection until each shall have received the stated amount of each Class A Certificate it holds plus accrued and unpaid distributions on the Class A Certificates to the Redemption Date; second, pro rata to the Class B Certificateholders selected by lot pursuant to this subsection until each shall have received the sum of the present values (discounted at the rate of 6.00% per annum) of the Class B Payments on or after the Redemption Date (assuming for purposes of such calculation, that the Underlying Securities would have been paid in full on February 15, 2034 with no such redemption or acceleration); and third, any remaining Redemption Amount will be divided between the Classes of trust certificates in accordance with a percentage equal to 6.00/6.345 of such amount to the Class A Certificateholders and 0.345/6.345 of such amount to the Class B Certificateholders, and within each class the Redemption Amount will be distributed pro rata to the Certificateholders of the Class A or Class B Certificates. Such Redemption Amount will be distributed to the Class A and Class B Certificateholders entitled to such Redemption Amount upon the date such Redemption Amount is received in immediately available funds by the Trust if such Redemption Amount is received prior to 1:00 pm local time at the office of the Trustee and otherwise on the next Business Day. Upon distribution of the Redemption Amount by the Trustee, the Trust Certificates called pursuant to the exercise of Call Rights and the Trust Certificates selected by lot pursuant to this subsection (ii) shall be deemed to have been surrendered for cancellation by the Trust, and the aggregate stated amount of the outstanding Class A Certificates and the aggregate notional principal amount of the outstanding Class B Certificates shall be reduced by the aggregate stated amount of such Class A Certificates and the aggregate notional principal amount of such Class B Certificates, as applicable; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender. Payment of the Redemption Amount with respect to the Certificates will be made to the Call Holder exercising the Call Rights.

         (c) The Call Terms are as follows:

         (i) The initial holders of the Call Rights are as named in the Call Warrants and such holders may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

         (ii) A Call Holder that has met the exercise requirements set forth in paragraph (c)(iii) of this Section 14 may, on the Call Date, exercise its option to purchase, in whole or in part, a principal or notional amount of Class A or Class B Certificates, as applicable, proportionate to such Call Holder's exercised Call Warrants, in Authorized Denominations of the Class A or Class B Certificates at the Class A Call Price or Class B Call Price, as applicable;

         (iii) In order to exercise its Call Right on a Call Date, a Call Holder must, not less than 30 days (or not less than three days in the case of an announcement of any redemption of the Underlying Securities or other unscheduled payment of the Underlying Securities or after receipt of notice of termination of the Trust or not less than five Business Days prior to the expiration of a tender offer for the Underlying Securities) but not more than 60 days prior to such Call Date:

               (1) notify the Trustee in writing of its intention to exercise such Call Right (which notice is irrevocable, subject to Section 2.02(i)(v) of the Warrant Agreement) and whether such exercise is in connection with a tender offer for the Underlying Securities. In the event that such notice is provided in connection with a tender offer for the Underlying Securities, if the exercising Holder did not receive from the Warrant Agent notice of a Tender Offer, then such Holder shall also provide the Warrant Agent with any information the Holder may have from a third-party source indicating that such Tender Offer is pending.

               (2) deposit the applicable Call Price with the Escrow Agent (the "Escrow Deposit") to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit E (to be entered into immediately preceding delivery of the applicable Call Price by such Call Holder to the Escrow Agent) until such Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 14 or returned to the exercising Holders pursuant to subsection (i) of
         Section 2.02 of the Warrant Agreement; provided, that if (a) all of the outstanding Trust Certificates of a given Class are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds Class A Certificates or Class B Certificates that are subject to Call Rights, the Call Holder may deposit such Class A Certificates or Class B Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto, and (b) if less than all of the outstanding Class B Trust Certificates are to be purchased pursuant to the exercise of the Warrants on an Exercise Date and the exercising Call Holder at such time holds Class B Certificates that are subject to Call Rights, the Call Holder may deposit such Class B Certificates with the Escrow Agent in lieu of the portion of the Call Price that would relate thereto.

               (3) provide the Trustee with any other documents customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder's credit support provider, if applicable, by Moody's and S&P is in one of the investment grade categories of Moody's and S&P, respectively, on such date.

The provisions of this Section 14(c)(iii)(1) through (3) shall not apply if Warrants are being exercised upon an acceleration of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration.

         (d) In connection with any exercise of the Call Rights to purchase Class A Certificates, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of the outstanding Class A Certificates to be surrendered by the Class A Certificateholders thereof to the Trustee upon any such exercise (other than Class A Trust Certificates held by any Person to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such Class A Certificates to the exercising Call Holder and the proceeds of the Class A Call Price shall be distributed pro rata among such Class A Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement. In connection with any exercise of the Call Rights to purchase Class B Certificates, if the amount to be purchased exceeds the amount of Trust Certificates of such Class held by the Call Holder and deposited with the Escrow Agent, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) an aggregate notional principal amount of the outstanding Class B Certificates to be surrendered by the Class B Certificateholders thereof to the Trustee upon any such exercise (other than Class B Trust Certificates held by any Persons to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement, as evidenced by the registration of such Delivery Certificate in the Delivery Register in accordance with Section 4.01 of the Warrant Agreement), deliver such Class B Certificates to the exercising Call Holder and the proceeds of the Class B Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement. Upon distribution of the applicable Call Price, the Trust Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered and such Trust Certificates shall be transferred to the Call Holder; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

         (e) The rights of the Certificateholders under the Trust Agreement and the Certificates are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of the applicable Call Rights by the Call Holder. The Certificateholders, by their acceptance of Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the Call Holder's exercise of Call Rights and deposit of the applicable Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

         (f) Upon receipt of a notice of a tender offer for the Underlying Securities, the Trustee shall deliver notice of the tender offer to the Warrant Agent and holders of Delivery Certificates (as defined in Section 2.02(d) of the Warrant Agreement) within two Business Days after receipt of notice from the Tender Offeror (as defined in the Warrant Agreement). Within two Business Days of the expiration of the period for validly delivering tender offer exercise notices pursuant to Section 2.02(i)(i) of the Warrant Agreement, the Trustee shall, after giving effect to the exercise of Call Rights with respect to Trust Certificates already held by the Call Holder, as set forth in the Warrant Agreement, (A) select by lot (or by such other reasonable procedure as may be established by the Trustee), in the case of Class A Certificates, a stated amount of Class A Certificates equal to the aggregate stated amount of Class A Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate principal amount of Class A Call Rights being exercised divided by the aggregate principal amount of the outstanding Class A Call Rights and, in the case of Class B Certificates an aggregate notional principal amount of Class B Certificates equal to the aggregate notional principal amount of Class B Certificates not subject to Delivery Certificates then outstanding multiplied by the aggregate notional principal amount of Class B Call Rights being exercised divided by the aggregate notional principal amount of the outstanding Class B Call Rights and (B) notify the Certificateholders of the selected Certificates that, subject to Section 2.02(i) of the Warrant Agreement, such Certificates will be purchased on the Call Date. Upon the Trustee's receipt of the tender offer proceeds, the applicable Call Price will be distributed pursuant to
Section 2.02(e) and Section 2.02(i)(vi) of the Warrant Agreement pro rata to the Certificateholders whose Certificates have been purchased and the tender offer proceeds will be distributed by the Trustee pro rata to the exercising Call Holders pursuant to Section 2.02(i) of the Warrant Agreement. Upon distribution of the applicable Call Price and tender offer proceeds, the Trust Certificates called pursuant to the exercise of Call Rights shall be deemed to have been surrendered for cancellation by the Trustee and the aggregate stated amount of the outstanding Trust Certificates shall be reduced by the aggregate stated amount of such Trust Certificates; provided that the right of a Certificateholder to receive the Call Price will not be affected by any such deemed surrender.

         Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 11.01(a) of the Standard

Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 15.

         Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Trust Agreement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required after weighing the votes of the Class A Certificateholders and the Class B Certificateholders in accordance with the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or (ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders and 100% of the Call Holders, or (iii) except as provided in the following paragraph, that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Trust Agreement and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' or Call Holders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

         If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and the Rating Agencies of such offer promptly. Subject to Sections 7(b) and 14 in connection with a tender offer and the exercise of Call Rights or Optional Exchange rights, the Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

         If an event of default under the Underlying Securities Trust Agreement occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

         Section 17. Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

         Section 18. Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

         Section 19. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard terms is hereby deleted and replaced with the following:

         "Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the PPLUS Trust Series GSC-3, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

         Section 20. Amendments to Standard Terms. Solely with respect to the Trust and the Series and for no other purpose, the Standard Terms are hereby amended as follows:

         (a) Clause (iii) of Subsection (c) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

         "at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and"

         (b) Subsection (e) of Section 2.01 of the Standard Terms shall be deleted and replaced with the following:

         "Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and, if applicable, Call Rights, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or, if applicable, Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed."

         (c) Clause (v) of Subsection (b) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

         "that Holders of Certificates receiving notice of Call Rights being exercised with respect to the Certificates held by them shall not be entitled to any interest on the Certificates for any period on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Warrant Agent; and"

         (d) The first sentence of subsection (d) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

         "Once such notice is mailed to a Holder, such Holder shall not be entitled to any right as a Holder other than the right to receive payment of the Call Price on the Call Date and the Certificates subject to the Call Right shall be deemed to have been automatically surrendered to the Trust for further transfer to the holder exercising its Call Right."

         (e) Subsection (e) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

         "Subject to Section 2.02(a)(i) of the Warrant Agreement, at or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Escrow Agent by wire transfer in same-day funds money sufficient to pay the Call Price of the Certificates to be purchased on that date."

         (f) Subsection (f) of Section 4.08 of the Standard Terms shall be deleted and replaced with the following:

         "This subsection has been intentionally left blank."

         (g) Subsection (g) of Section 4.08 shall be deleted and replaced with the following:

         "Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the portion of such surrendered Certificate not purchased."

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                  Merrill Lynch Depositor, Inc.,
                                  as Depositor


                                  By:  /s/ Stephan Kuppenheimer
                                       -----------------------------------------
                                  Name: Stephan Kuppenheimer
                                  Title: President


                                  The Bank of New York,
                                  not in its individual capacity
                                  but as Trustee


                                  By:  /s/ Glenn McKeever
                                       -----------------------------------------
                                  Name:  Glenn McKeever
                                  Title: Authorized Signatory


                                  The Bank of New York,
                                  as Securities Intermediary


                                  By:  /s/ Glenn McKeever
                                       -----------------------------------------
                                  Name:  Glenn McKeever
                                  Title: Authorized Signatory


                       [SERIES SUPPLEMENT SIGNATURE PAGE]

SCHEDULE I

                     PPLUS TRUST CERTIFICATES, SERIES GSC-3
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                  $100,000,000 6.345% Capital Securities
                                        due February 15, 2034 of the Underlying
                                        Securities Issuer, fully and
                                        unconditionally guaranteed by the
                                        Underlying Securities Guarantor.

Underlying Securities Issuer:           Goldman Sachs Capital I, a Delaware
                                        statutory trust.

Underlying Securities Guarantor:        Goldman Sachs Group, Inc., a Delaware
                                        corporation, which has fully and
                                        unconditionally guaranteed the
                                        Underlying Securities Issuer's
                                        obligation on the Underlying Securities
                                        to the extent set forth in the
                                        Prospectus Supplement relating to the
                                        Underlying Securities.

Underlying Securities Trust Agreement:  Amended and Restated Trust Agreement
                                        dated as of January 21, 2004, among the
                                        Underlying Securities Guarantor, the
                                        Underlying Securities Issuer and the
                                        Underlying Securities Trustee.

Underlying Securities Trustee:          The Bank of New York

Underlying Securities                   38143VAA7
CUSIP Number:

Underlying Securities                   February 20, 2004
Original Issue Date:

Underlying Securities                   $2,750,000,000 6.345% Capital Securities
Original Amount Issued:                 due 2034 (principal amount $1,000 per
                                        security)

Underlying Securities                   333-112367-04
Commission Filing Number:

Underlying Securities                   None
Maturity Date:

Underlying Securities                   February 15, 2034
Principal Payment Date:

Underlying Securities                   February 15 and August 15, or if any
Interest Payment Dates:                 such date is not a business day, then
                                        the next succeeding business day to the
                                        persons in whose names the Underlying
                                        Securities are registered one business
                                        day prior to the
                                        relevant interest payment date, subject
                                        to certain exceptions.

Underlying Securities                   6.345% per annum.
Interest Rate:

Underlying Securities                   February 15 and August 15.
Record Dates:

Underlying Securities                   The Underlying Securities Guarantor will
Redemption:                             have the option to redeem the Underlying
                                        Securities, (i) as a whole or in part,
                                        at its option at any time and from time
                                        to time, provided that no partial
                                        redemption may occur when distributions
                                        are deferred, or (ii) as a whole but not in part, at any time and from time upon the occurrence of (a) changes in U.S.
                                        income tax laws or regulations that
                                        could have adverse tax consequences for
                                        the Underlying Securities Issuer, or (b) changes in laws or regulations that pose more than an insubstantial risk that the Underlying Securities Issuer will be required to register as an "investment company" under the Investment Company
                                        Act of 1940, in each case, at a
                                        redemption price equal to the total
                                        liquidation amount of the Underlying
                                        Securities being redeemed, plus
                                        accumulated but unpaid distributions up
                                        to and including the redemption date;
                                        and the related amount of the Make-Whole
                                        Amount (as defined in the Underlying
                                        Securities Trust Agreement), if any, in
                                        excess of the total liquidation amount
                                        of the Underlying Securities being
                                        redeemed, paid by the Underlying
                                        Securities Guarantor on the concurrent
                                        redemption of the underlying junior
                                        subordinated debentures.

Underlying Securities Collateral:       None.

Underlying Securities                   None.
Amortization:

Underlying Securities                   Semi-annual.
Accrual Periods:

Underlying Securities                   The Underlying Securities are
Authorized Denomination                 denominated and payable in U.S. dollars
and Specified Currency:                 and are available in minimum
                                        denominations of $1,000 and integral
                                        multiples thereof.

Underlying Securities                   "A1" by Moody's and "A-" by S&P.
Rating as of Closing:

Underlying Securities Form:             Book-entry security with DTC.

EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

                                                                       EXHIBIT A


                       STANDARD TERMS FOR TRUST AGREEMENTS



                                     between



                         MERRILL LYNCH DEPOSITOR, INC.,



                                  as Depositor,



                                       and



                              THE BANK OF NEW YORK,



                    as Trustee and as Securities Intermediary




                               TRUST CERTIFICATES




                          Dated as of November 5, 2004

         Reconciliation and tie between the Standard Terms, dated as of November 5, 2004, and the Trust Indenture Act of 1939, as amended. This reconciliation and tie does not constitute part of the Standard Terms.




================================================================================
                Trust Indenture Act                     Standard
                  of 1939 Section                     Terms Section
--------------------------------------------------------------------------------
                  310(a)(1)                                          7.07
--------------------------------------------------------------------------------
                     (a)(2)                                          7.07
--------------------------------------------------------------------------------
                     (a)(5)                                          7.07
--------------------------------------------------------------------------------
                  312(a)                                             7.14
--------------------------------------------------------------------------------
                  313(a)                                             7.16
--------------------------------------------------------------------------------
                  314(a)                                             3.10
--------------------------------------------------------------------------------
                     (c)(1)                                          1.03
--------------------------------------------------------------------------------
                     (c)(2)                                          1.03
--------------------------------------------------------------------------------
                     (e)                                             1.03
--------------------------------------------------------------------------------
                  315(a)(1)                                          7.01
--------------------------------------------------------------------------------
                  315(a)(2)                                          7.03
--------------------------------------------------------------------------------
                  315(b)                                             7.01(d)
--------------------------------------------------------------------------------
                  315(d)                                             7.01(c)
--------------------------------------------------------------------------------
                  316(a)(1)(A)                                       5.19
--------------------------------------------------------------------------------
                     (a)(1)(B)                                       5.20
--------------------------------------------------------------------------------
                     (b)                                             5.21
--------------------------------------------------------------------------------
                     (c)                                             1.03(b)
--------------------------------------------------------------------------------
                  317(a)(1)                                          5.18
--------------------------------------------------------------------------------
                     (b)                                             5.13
--------------------------------------------------------------------------------
                  318(a)                                            11.11
================================================================================

                                TABLE OF CONTENTS



Article I DEFINITIONS AND ASSUMPTIONS.......................................1

   Section 1.01.  Definitions...............................................1
   Section 1.02.  Rules of Construction. Unless the context
                  otherwise requires:......................................13
   Section 1.03.  Compliance Certificates and Opinions; Record Date........13

Article II DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES;
           PURPOSE AND CLASSIFICATION OF TRUSTS............................14

   Section 2.01.  Creation and Declaration of Trusts;
                  Assignment of Deposited Assets...........................14
   Section 2.02.  Acceptance by Trustee....................................15
   Section 2.03.  Representations and Warranties of the Depositor..........15
   Section 2.04.  Breach of Representation, Warranty or Covenant...........16
   Section 2.05.  Agreement to Execute, Authenticate and Deliver
                  Certificates.............................................16
   Section 2.06.  Custody and Holding of Deposited Assets..................16

Article III ADMINISTRATION OF EACH TRUST...................................17

   Section 3.01.  Administration of Each Trust.............................17
   Section 3.02.  Collection of Certain Underlying Security Payments.......17
   Section 3.04.  Distribution or Sale of the Underlying Securities........18
   Section 3.05.  Investment of Funds in the Accounts......................19
   Section 3.06.  Maintenance of Credit Support............................19
   Section 3.07.  Realization upon Defaulted Underlying Securities.........19
   Section 3.08.  Retained Interest........................................20
   Section 3.09.  Access to Certain Documentation..........................20
   Section 3.10.  Reports by the Depositor.................................20
   Section 3.11.  Charges and Expenses.....................................21

Article IV DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS.................21

   Section 4.01.  Distributions............................................21
   Section 4.02.  Distributions on Certificates............................21
   Section 4.03.  Reports to Certificateholders............................22
   Section 4.04.  Advances.................................................23
   Section 4.05.  Allocation of Realized Losses and Trust Expenses.........23
   Section 4.06.  Compliance with Withholding Requirements.................23
   Section 4.07.  Optional Exchange........................................24
   Section 4.08.  Call Right...............................................25

Article V THE CERTIFICATES.................................................26

   Section 5.01.  The Certificates.........................................26
   Section 5.02.  Execution, Authentication and Delivery...................26
   Section 5.03.  Temporary Certificates...................................27
   Section 5.04.  Registration; Registration of Transfer and Exchange......27
   Section 5.05.  Mutilated, Destroyed, Lost and Stolen Certificates.......28
   Section 5.06.  Persons Deemed Owners....................................29
   Section 5.07.  Cancellation.............................................29

   Section 5.08.  Global Securities........................................29
   Section 5.09.  Notices to Depository....................................30
   Section 5.10.  Definitive Certificates..................................30
   Section 5.11.  Currency of Distributions................................31
   Section 5.12.  Conditions of Execution, Authentication and
                  Delivery of New Series...................................31
   Section 5.13.  Appointment of Paying Agent..............................33
   Section 5.14.  Authenticating Agent.....................................33
   Section 5.15.  Voting Rights with Respect to Underlying Securities......34
   Section 5.16.  Actions by Certificateholders............................34
   Section 5.17.  Events of Default........................................35
   Section 5.18.  Judicial Proceedings Instituted by Trustee;
                  Trustee May Bring Suit...................................35
   Section 5.19.  Control by Certificateholders............................35
   Section 5.20.  Waiver of Past Defaults..................................35
   Section 5.21.  Right of Certificateholders to Receive Payments
                  Not to Be Impaired.......................................36
   Section 5.22.  Remedies Cumulative......................................36

Article VI THE DEPOSITOR...................................................36

   Section 6.01.  Liability of the Depositor...............................36
   Section 6.02.  Limitation on Liability of the Depositor.................36
   Section 6.04.  Merger or Consolidation of the Depositor.................37
   Section 6.05.  No Liability of the Depositor with Respect
                  to the Underlying Securities; Certificateholders
                  to Proceed Directly Against the Underlying
                  Securities Issuer(s).....................................37

Article VII THE TRUSTEE....................................................37

   Section 7.01.  Duties of Trustee........................................37
   Section 7.02.  Agreements Between Trustee and Administrative Agents.....40
   Section 7.03.  Certain Matters Affecting the Trustee....................41
   Section 7.04.  Trustee Not Liable for Recitals in Certificates or
                  Underlying Securities....................................42
   Section 7.05.  Trustee May Own Certificates.............................42
   Section 7.06.  Trustee's Fees and Expenses..............................42
   Section 7.07.  Eligibility Requirements for Trustee.....................42
   Section 7.08.  Resignation or Removal of the Trustee; Appointment
                  of Successor Trustee.....................................43
   Section 7.09.  Appointment of Office or Agency..........................45
   Section 7.10.  Representations and Warranties of Trustee................45
   Section 7.11.  Indemnification of Trustee by the Depositor;
                  Contribution.............................................45
   Section 7.12.  No Liability of the Trustee with Respect
                  to the Underlying Securities; Certificateholders
                  to Proceed Directly Against the Underlying
                  Securities Issuer(s).....................................46
   Section 7.13.  The Depositor to Furnish Trustee with Names and Addresses of Certificateholders......................46
   Section 7.14.  Preservation of Information..............................47
   Section 7.15.  Reports by Trustee.......................................47
   Section 7.16.  Trustee's Application for Instructions from the Depositor............................................47

Article VIII MARKET AGENT..................................................47

   Section 8.01.  Market Agent.............................................47

Article IX SECURITIES INTERMEDIARY.........................................47

   Section 9.01.  Resignation or Removal of the Securities Intermediary;
                  Appointment of Successor Securities Intermediary.........47

Article X TERMINATION......................................................49

   Section 10.01. Termination upon Liquidation of All
                  Underlying Securities....................................49

Article XI MISCELLANEOUS PROVISIONS........................................50

   Section 11.01.  Amendment...............................................50
   Section 11.02.  Limitation on Rights of Certificateholders..............51
   Section 11.03.  Governing Law...........................................52
   Section 11.04.  Notices.................................................52
   Section 11.05.  Notice to Rating Agencies...............................52
   Section 11.06.  Severability of Provisions..............................53
   Section 11.07.  Nonpetition Covenant....................................53
   Section 11.08.  No Recourse.............................................53
   Section 11.09.  Article and Section References..........................53
   Section 11.10.  Counterparts............................................53
   Section 11.11.  Trust Indenture Act.....................................53

         STANDARD TERMS FOR TRUST AGREEMENTS dated as of November 5, 2004 between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor (the "Depositor"), and THE BANK OF NEW YORK, a New York corporation, as Trustee (in such capacity, the "Trustee") and as securities intermediary (in such capacity, the "Securities Intermediary").



                              PRELIMINARY STATEMENT


         The Depositor, the Trustee and the Securities Intermediary have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the "Standard Terms") to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in these Standard Terms.

         Each such Series (inclusive of any Classes specified within such Series) will be issued under a separate Supplement to these Standard Terms, duly executed and delivered by the Depositor, the Trustee and the Securities Intermediary. With respect to each Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto shall be known as the "Trust Agreement".

         All representations, covenants and agreements made herein by each of the Depositor, the Trustee and the Securities Intermediary are for the benefit and security of the Holders and, to the extent provided in the applicable Supplement, for the benefit and security of any Credit Support Provider or any other party as specified therein.

         The Depositor and the Securities Intermediary are entering into these Standard Terms, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                                    ARTICLE I
                           DEFINITIONS AND ASSUMPTIONS


         Section 1.01. Definitions. Except as otherwise specified herein or in the applicable Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

         "Account": As defined in Section 3.05.

         "Accounting Date": With respect to any Series, if applicable, as defined in the related Supplement.

         "Administration Account": As defined in Section 7.02.

         "Administrative Agent": Any Person with which the Trustee has entered into an Administration Agreement and that meets the qualifications of an Administrative Agent, pursuant to Section 7.02.

         "Administration Agreement": The written contract, if any, between the Trustee and an Administrative Agent and any successor Trustee or Administrative Agent providing that the Trustee can delegate certain of its administrative obligations with respect to any Series hereunder.

         "Administrative Agent Termination Event": With respect to any given Series, any of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Underlying Securities and Credit Support, if any, as required under this Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the Holders of not less than 25% of the Voting Rights; (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Administration Agreement with respect to such Series that continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the Holders of not less than 25% of the Voting Rights; and (iii) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional

Administrative Agent Termination Event with respect to any given Series may be set forth in the applicable Supplement.

         "Advance": As defined in Section 4.04.

         "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Allocation Ratio": With respect to any Series, as defined in the related Supplement.

         "Authenticating Agent": As defined in Section 5.14.

         "Authorized Denomination": The minimum denomination in which a Certificate may be issued, or any multiple thereof, as specified in the related Supplement.

         "Available Funds": Unless otherwise specified in the applicable Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income earned on Account funds invested pursuant to Section 3.05) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Supplement less any amount held for the benefit of the Retained Interest.

         "Beneficial Owner": With respect to Certificates held through a Depository, the beneficial owner of a Certificate. For purposes only of Section 5.16, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a "Beneficial Owner" within the meaning of the Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the participant in the Depository ("such Person's Participant") through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person's Participant confirming that such Person's Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

         "Book-Entry Securities": Securities maintained in the form of entries (including, without limitation, the Security Entitlements in such Securities) in the commercial book-entry system of the Fed and held for the Trustee, directly or indirectly, by any Trustee's Fed Member. Book-Entry Securities shall not include, in any event, any Certificated Security (or any Security Entitlement in any Certificated Security) held, directly or indirectly, through a Clearing Corporation.

         "Business Day": With respect to any Series, as defined in the related Supplement.

         "Calculation Agent": If applicable with respect to any Series, as specified in the applicable Supplement.

         "Call Date": The date on which the Call Right may be exercised, as specified in the applicable Supplement.

         "Call Price": If applicable with respect to any Series, as specified in the applicable Supplement.

         "Callable Series": A Series or Class within such Series subject to a Call Right, as specified in the applicable Supplement.

         "Call Right": The right of the holder thereof (or any successor), as named in the applicable Supplement, to purchase Certificates from the Holders thereof or to purchase Underlying Securities from the Trust.

         "Call Terms": The terms pursuant to which a Call Right may be exercised, as set forth in the applicable Supplement.

         "Certificate" and "Certificates": Any trust certificate or trust certificates authorized by, executed pursuant to and authenticated and delivered under, this Trust Agreement, and unless the context requires otherwise, "Certificate" and "Certificates" shall also be deemed to refer to the Retained Interest.

         "Certificate Account": As defined in Section 3.03.

         "Certificate Principal Balance": With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect to principal of the Underlying Securities, (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Supplement, and (iii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of (A) Realized Losses in respect of principal of the Underlying Securities and (B) expenses of the Trust if any only to the extent specified in the applicable Supplement, each as allocated to such Class pursuant to the applicable Supplement.

         "Certificate Register" and "Certificate Registrar": As defined in
Section 5.04.

         "Certificated Security": As defined in Section 8-102(a)(4) of the UCC.

         "Certificateholder": Any holder of a Certificate or a Retained
Interest.

         "Class": With respect to any Series, any one of the classes of Certificates of such Series, each class consisting of Certificates having identical terms.

         "Clearing Agency": An organization that (i) is registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and (ii) is a Clearing Corporation.

         "Clearing Agency Participant": At any time, in respect of any Clearing Agency, a securities intermediary that maintains Securities Accounts with such Clearing Agency at such time.

         "Clearing Corporation": The meaning specified in Section 8-102(a)(5) of the UCC.

         "Closing Date": With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Supplement.

         "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Collection Period": With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Supplement.

         "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

         "Concentrated Underlying Securities": Any Underlying Securities that constitute 10% or more of the total Underlying Securities with respect to a Series of Certificates.

         "Corporate Trust Office": The principal corporate trust office of the Trustee located at the address set forth in the related Supplement or such other address as the Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

         "Credit Support": As specified in the related Supplement, a Letter of Credit, Limited Guaranty, Surety Bond, Swap Agreement, Swap Guarantee, or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of a Series (or Class within such Series).

         "Credit Support Instrument": The instrument or document pursuant to which the Credit Support for a given Series (or Class within such Series) is provided, as specified in the applicable Supplement.

         "Credit Support Provider": With respect to any Series (or Class within such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of a Series or Class, as specified in the applicable Supplement.

         "Cut-off Date": With respect to any Series, the date specified as such in the related Supplement. For purposes of this Trust Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

         "Definitive Certificates": As defined in Section 5.10.

         "Deposited Assets": With respect to any Series, the following assets, properties and items (together with the accounts and book-entry accounts containing or reflecting, directly or indirectly, such assets, properties and items), in each case, wherever located, however held and whether now existing or hereafter acquired:

              (i) all Underlying Securities and Related Assets;

              (ii) all payments receivable or received in respect of the Underlying Securities including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of the Underlying Securities and all other monies payable thereunder;

              (iii) all Financial Assets, Security Entitlements and Investment Property in, constituting, evidenced by, resulting from or otherwise related to, any of the Deposited Assets;

              (iv) all other rights and remedies (but none of the obligations) comprising, arising or resulting from or related to the Grant of the Deposited Assets including, without limitation, the right to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options of the Depositor, to bring Proceedings in the name of the Depositor or otherwise, and generally to exercise all of the rights and remedies of the Depositor and to do and receive anything that the Depositor is or may be entitled to do or receive thereunder or with respect thereto; and

              (v) any other assets identified as Deposited Assets in the related Supplement, which assets may include cash, cash equivalents, guarantees, letters of credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities designed to assure the servicing or timely distribution of payments to Holders.

         "Depositor": Merrill Lynch Depositor, Inc., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Trust Agreement, "Depositor" shall mean such successor Person. With respect to any provisions of this Trust Agreement that relate to the provisions of the TIA, "Depositor" shall include any obligor on the Certificates as the term obligor is defined in the TIA.

         "Depositor Order": A written order or request, respectively, signed in the name of the Depositor by any one of its Executive Officers.

         "Depository": With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person so designated in the applicable Supplement, and, if at any time there is more than one such Person, "Depository" as used with respect to the Certificates of any such Series or Class shall mean the Depository with respect to the Certificates of that Series or Class.

         "Discount Certificate": Any Certificate that is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

         "Distribution Date": With respect to any Series (or Class within such Series), each date specified as a "Distribution Date" for such Series (or Class) in the related Supplement.

         "Distribution Election": With respect to any Series, as specified in the related Supplement.

         "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         "Depository Securities": Securities consisting of Security Entitlements to Certificated Securities, held by the Depository or a Clearing Corporation or a nominee of either subject to the control of the Depository and in bearer form or indorsed in blank by an appropriate Person or registered on the books of the issuer thereof in the name of the Depository or its Clearing Corporation or a nominee of either.

         "DCR": Duff & Phelps Credit Rating Co. and any successor thereto.

         "Eligible Account": Either (i) an account or accounts maintained with a Federal or State chartered depository institution or trust company the long-term unsecured obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Certificates or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Supplement) at the time any amounts are held in deposit therein or (ii) a trust account(s) maintained as a segregated account(s) and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Certificateholders; provided, however, that such depository institution or trust company has a long-term rating in one of the four highest categories by the Rating Agency.

         "Eligible Investments": With respect to any Series, unless otherwise specified in the related Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided further that no such instrument may carry the symbol "r" from S&P in its rating:

              (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time of investment, such investment has the rating specified in such Supplement for Eligible Investments;

              (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Supplement for Eligible Investments; provided, however, that such rating shall be no lower than the lower of the rating on the Underlying Securities or the Trust Certificates at the time of purchase of the investments;

              (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Supplement for Eligible Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the lower of the rating on the Underlying Securities or the Trust Certificates; and provided further that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Eligible Investments held as part of the Trust for such Series; and

              (iv) commercial paper having at the time of such investment the rating specified in the Supplement for Eligible Investments.

         "Entitlement Holder": As defined in Section 8-102(a)(7) of the UCC.

         "Event of Default": With respect to any Series (or Class within such Series), as specified in the related Supplement.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Exchange Rate Agent": As specified in the Supplement.

         "Executive Officer": With respect to any limited liability company or corporation, the chief executive officer, the chief operating officer, the chief financial officer, the president, any vice president, the secretary or the treasurer of such limited liability company or corporation; with respect to any partnership, any general partner thereof.

         "Extraordinary Trust Expenses": Any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses, and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement. "Fed": The Federal Reserve Bank of New York.

         "Fed Member Securities Account": In respect of any Person, an account in the name of such Person at the Fed, to which account Book-Entry Securities held for such Person are or may be credited.

         "Federal Book-Entry Regulations": (a) the Federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 (including related defined terms in 31 C.F.R. ss. 357.2) and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

         "Final Scheduled Distribution Date": With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) and interest on such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Supplement.

         "Financial Asset": As defined in Section 8-102(a)(9) of the UCC.

         "Fitch": Fitch Investors Service, L.P., and any successor thereof.

         "Fixed Pass-Through Rate": With respect to any Fixed Rate Certificate, as defined in the related Supplement.

         "Fixed Rate Certificate": A Certificate that provides for a payment of interest at a Fixed Pass-Through Rate.

         "Floating Pass-Through Rate": With respect to any Floating Rate Certificate, as defined in the related Supplement.

         "Floating Rate Certificate": A Certificate that provides for the payment of interest at a Floating Pass-Through Rate determined periodically by reference to a formula specified in the related Supplement.

         "Global Security": A registered Certificate evidencing all or part of a Series (or Class within such Series), issued to the Depository for such Series or Class in accordance with Section 5.08 and bearing the legend prescribed therein.

         "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, deposit, set over and confirm to the Trustee pursuant to these Standard Terms and the applicable Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing.

         "Holder": The Person in whose name a Certificate or Retained Interest is registered in the Certificate Register on the applicable Record Date. Where the context requires, "Holder" may refer to the person entitled to exercise the Voting Rights accompanying a Certificate.

         "Independent": When used with respect to any Person means that such Person (1) is in fact independent of the Depositor and of any Affiliate, (2) does not have any direct or indirect material financial interest in the Depositor or in any Affiliate and (3) is not connected with the Depositor or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Investment Property": As defined in Section 9-115 of the UCC.

         "Letter of Credit": With respect to any Series (or Class within such Series), the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series (or Class), issued to the Trustee for the benefit of the Holders of such Series (or Class), issued by the related Credit Support Provider, all as specified in the related Supplement.

         "Limited Guarantor": With respect to any Series (or Class within such Series), a Person specified in the related Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class within such Series) as and to the extent specified in such Supplement.

         "Limited Guaranty": With respect to any Series (or Class within such Series), any guarantee of, or insurance policy or other comparable form of credit enhancement with respect to, amounts required to be distributed in respect of such Series (or Class) or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Supplement.

         "Liquidation Price": If applicable with respect to any Series, the price at which the Market Agent sells the Underlying Securities on behalf of the Trustee, as specified in the applicable Supplement.

         "Liquidation Proceeds": The amounts received by the Trustee in connection with (i) the liquidation of a defaulted Underlying Security, collateral, if any, related thereto, or Related Asset or (ii) the repurchase, substitution or sale of an Underlying Security or Related Asset.

         "Market Agent": The market agent or market agents, if any, appointed pursuant to Section 8.01, and its or their successors or assigns.

         "Market Agent Agreement": With respect to any Series, the agreement, if any, dated as of the Closing Date, between the Trustee and the Market Agent, the form of which will be attached to the related Supplement, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

         "Merrill Lynch & Co.": Merrill Lynch & Co., a Delaware corporation.

         "Minimum Wire Denomination": $10,000,000 or the equivalent in any Specified Currency.

         "Moody's": Moody's Investors Service, Inc. and any successors thereto.

         "Notional Amount": With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Supplement on which distributions of interest may be determined at the applicable Pass-Through Rate, as the same may be adjusted as specified in such Supplement.

         "Officer's Certificate": A certificate signed by any (or, if specified in these Standard Terms or any Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

         "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

         "Optional Exchange": shall mean the exchange of Certificates of any Series (or Class within such Series) for a pro rata portion of the Deposited Assets of the related Trust.

         "Optional Exchange Date": With respect to any Series (or Class within such Series), as defined, if applicable, in the related Supplement.

         "Optional Redemption": The right of an Underlying Securities Issuer to redeem such Underlying Securities in accordance with the terms of the Underlying Securities Indenture.

         "Ordinary Expenses": The Trustee's customary fee for its services as Trustee, as set forth in the related Supplement, including but not limited to
(i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

         "Outstanding": With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore executed, authenticated and delivered under these Standard Terms and the related Supplement except:

              (i) Certificates theretofore cancelled by the Certificate Registrar; and

              (ii) Certificates, including Predecessor Certificates, in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to this Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether any request, demand, authorization, direction, notice, consent or waiver hereunder has been given by the required percentage of the aggregate Voting Rights, Voting Rights accompanying Certificates beneficially owned by the Depositor, the Trustee, or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, and such Voting Rights shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates.

         "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Pass-Through Rate": With respect to any Series (or Class within such Series) (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions), the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Supplement.

         "Paying Agent": As defined in Section 5.13.

         "Person": Any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Certificate": As defined in Section 5.05.

         "Prepaid Ordinary Expenses": The amount (if any) paid by the Depositor to the Trustee on or before the Closing Date to cover Ordinary Expenses, as specified in the related Supplement.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agency": With respect to any Series or Class within such Series), each nationally recognized statistical rating organization, specified in the related Supplement, that initially rates the Certificates of such Series (or Class within such Series).

         "Rating Agency Condition": With respect to any action or occurrence, unless otherwise specified in the applicable Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior written notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

         "Realized Loss": With respect to any defaulted and liquidated Underlying Security, the excess, if any, of (x) the price paid by the Depositor for such Underlying Security plus expenses incurred by the Trustee in connection with the practices and procedures referred to in Section 3.07(b) of these Standard Terms, to the extent reimbursable under these Standard Terms and the related Supplement, over (y) Liquidation Proceeds with respect thereto.

         "Record Date": With respect to any Distribution Date for any Series (or Class within such Series), the date specified in the related Supplement.

         "Related Assets": Any assets held by a Trust the return of which is linked to one or more Underlying Securities and which, if applicable, shall be described in the related Supplement or a schedule thereto.

         "Required Percentage--Amendment": Unless otherwise specified in the related Supplement, if a Rating Agency Condition is specified in such Supplement and such Rating Agency Condition is met, or, if a Rating Agency Condition is not so specified in such Supplement, 66-2/3% of the aggregate Voting Rights of such Series, and 100% otherwise.

         "Required Percentage--Direction of Trustee": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

         "Required Percentage--Remedies": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

         "Required Percentage--Removal of Securities Intermediary": Unless otherwise specified in the related Supplement, more than 50% of the aggregate Voting Rights of such Series.

         "Required Percentage--Removal of Trustee": Unless otherwise specified in the related Supplement, more than 50% of the aggregate Voting Rights of a Series.

         "Required Percentage--Waiver": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of a Series.

         "Required Principal": As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of the Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Supplement.

         "Requisite Reserve Amount": As of any date with respect to any Series (or Class within such Series), the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Supplement.

         "Reserve Account": An Eligible Account, if any, created and maintained pursuant to Section 3.06.

         "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

         "Retained Interest": If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the related Supplement, held by the Person so specified in such Supplement.

         "Sale Procedures": Unless otherwise specified in the Supplement, shall mean that, with respect to any sale of one or more Underlying Securities or Related Assets, the Market Agent, on behalf of the Trust, shall sell such Underlying Securities or Related Assets to the highest bidders among not less than two solicited bidders for such Underlying Securities or Related Assets (one of which bidders may include Merrill Lynch & Co. or any Affiliate thereof; provided, however, that neither Merrill Lynch & Co. nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Security or Related Asset, a portion of the Underlying Securities or Related Assets, or all of the Underlying Securities or Related Assets being sold or any other basis selected in good faith by the Market Agent.

         "S&P": Standard & Poor's Ratings Services, and any successor thereof.

         "Securities Account": As defined in Section 8-501(a) of the UCC.

         "Securities Control": "Control" as defined in Section 8-106 of the UCC and, for purposes of determining an interest in investment property under UCC
Article 9, Section 9-115(1)(e) of the UCC.

         "securities intermediary": As defined in Section 8-102(a)(14) of the UCC and, in respect of any Book-Entry Security, a "securities intermediary" (as defined in 31 C.F.R. ss. 357.2 or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

         "Securities Intermediary": With respect to any Series, the Securities Intermediary shall be the Person so specified in the applicable Supplement until a successor Person shall have become the Securities Intermediary pursuant to the applicable provisions of these Standard Terms and the applicable Supplement, and thereafter "Securities Intermediary" shall mean such successor Person.

         "Security": As defined in Section 8-102(a)(15) of the UCC.

         "Security Certificate": As defined in Section 8-102(a)(9) of the UCC.

         "Security Entitlement": As defined in Section 8-102(a)(17) of the UCC or, in respect of any Book-Entry Security, as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations).

         "Series": A separate series of Certificates issued pursuant to these Standard Terms and a related Supplement, which series may be divided into two or more Classes, as provided in such Supplement.

         "Specified Currency": As specified in the related Supplement for the applicable Series or Class, which may be a currency issued by the government of any country or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries. If not specified in the related Supplement, the Specified Currency shall be Dollars.

         "State": Any one of the 50 states of the United States, or the District of Columbia.

         "Supplement": An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

         "Surety Bond": If so specified in the Supplement with respect to any Series (or Class within such Series), the surety bond providing for the distribution under certain circumstances specified in such Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Supplement.

         "Swap Agreement": If so specified in the Supplement with respect to any Series, the ISDA Master Agreement dated as of the Closing Date by and between the Trust and the Swap Counterparty, as the same may be amended or supplemented from time to time as provided therein.

         "Swap Counterparty": If so specified in the Supplement with respect to any Series (or Class within such Series), as specified in such Supplement.

         "Swap Distribution Amount": If so specified in the Supplement with respect to any Series, all amounts then due and owing to the Swap Counterparty pursuant to the Swap Agreement, other than Swap Termination Payments.

         "Swap Guarantee": If so specified in the Supplement with respect to any Series, the guarantee issued by the Swap Guarantor in favor of the Trust substantially in the form attached as an exhibit to the Swap Agreement.

         "Swap Guarantor": If so specified in the Supplement with respect to any Series, the guarantor specified as such in such Supplement.

         "Swap Receipt Amount": If so specified in the Supplement with respect to any Series, all amounts due and owing to the Trust pursuant to the Swap Agreement other than Swap Termination Payments.

         "Swap Termination Payment": If so specified in the Supplement with respect to any Series, the amount payable by the Swap Counterparty to the Trust, or by the Trust to the Swap Counterparty, pursuant to the Swap Agreement.

         "Tax Event": The right of an Underlying Securities Issuer to shorten the maturity of or repurchase such Underlying Securities, in accordance with the terms of the Underlying Securities Indenture, due to a change in the treatment of such Underlying Securities under the Code.

         "Trust": With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Supplement and to be administered hereunder and thereunder, consisting of those Deposited Assets, the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

         "Trust Agreement": With respect to each Series, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto.

         "Trustee": With respect to any Series, the Person so specified in the applicable Supplement until a successor Person shall have become the Trustee pursuant to the applicable provisions of these Standard Terms and the applicable Supplement, and thereafter "Trustee" shall mean such successor Person.

         "Trustee's Fed Member": Any Person that is eligible to maintain a Fed Member Securities Account in such Person's name with the Fed and through which the Trustee holds Book-Entry Securities.

         "TIA": The Trust Indenture Act of 1939, as amended, as the same is in force and effect as of the date hereof.

         "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York and any successor statute.

         "Underlying Securities Indenture": The indenture pursuant to which the Underlying Securities were issued, as identified in the Underlying Securities Schedule.

         "Underlying Securities Issuer": With respect to an Underlying Security, the issuer thereof (including, if applicable, the guarantor of the Underlying Security), as identified in the Underlying Securities Schedule.

         "Underlying Securities Schedule": Schedule I to the Supplement.

         "Underlying Security" or "Underlying Securities": With respect to any Series, the asset or assets identified in the Underlying Securities Schedule. The Underlying Securities for any Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

         "Underlying Security Interest Payment Date": With respect to an Underlying Security, each date specified in the Underlying Securities Schedule as a date on which interest is scheduled, as of the Closing Date, to be payable by or on behalf of the Underlying Securities Issuer on such Underlying Security in accordance with its terms.

         "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

         "Voting Rights": The voting rights with respect to the Underlying Securities, which voting rights shall be allocated to Certificateholders of each Class within a given

Series (and to the holders of the Retained Interest and Call Right, if any) in accordance with the Allocation Ratio.

         Section 1.02. Rules of Construction. Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

              (iii) "or" is not exclusive;

              (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

              (v) "including" means including without limitation; and

              (vi) words in the singular include the plural and words in the plural include the singular.

         Section 1.03. Compliance Certificates and Opinions; Record Date. a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of this Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement (other than a certificate provided pursuant to Section 3.10(d)) shall include:

              (i) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         (b) The Depositor may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether the requisite aggregate Voting Rights have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate Voting Rights shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the record date.

                                   ARTICLE II
                DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES;
                      PURPOSE AND CLASSIFICATION OF TRUSTS

         Section 2.01. Creation and Declaration of Trusts; Assignment of Deposited Assets. (a) The Depositor, concurrently with the execution and delivery of the related Supplement, does hereby agree to Grant to the Trustee for the benefit of the Trustee and the Certificateholders of each given Series and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities and other Deposited Assets. Unless otherwise specified in the Supplement, each such Grant will include all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due after the Cut-off Date and received by the Depositor, and will exclude all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the Cut-off Date. With respect to any Concentrated Underlying Security, the Underlying Securities Schedule shall include information regarding the payment terms of the Concentrated Underlying Security, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

         (b) In connection with each Grant referred to in paragraph (a) of this
Section 2.01, the Depositor shall, not later than the applicable Closing Date, either

              (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series that are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Supplement) with the Trustee by physical delivery of such Underlying Securities duly endorsed, together with any documents necessary to transfer ownership of such Underlying Securities, to the Trustee, or

              (ii) have ensured that the Underlying Securities have been delivered to a Clearing Agency, in which event (A) the Securities Intermediary or its agent, on behalf of the Trustee, has accepted delivery of such Underlying Securities through such Clearing Agency, and (B) the Underlying Securities have been credited to a Securities Account of the Trustee and maintained by the Securities Intermediary on behalf of the Trustee, and the Securities Intermediary or its agent shall have the right to hold and maintain such Underlying Securities on deposit with such Clearing Agency for all purposes of this Trust Agreement.

         (c) In the case of each delivery of Underlying Securities referred to in paragraph (b) of this Section 2.01, the Depositor shall be deemed thereby to represent and warrant to the Trustee and the Securities Intermediary that:

              (i) the Depositor is duly authorized to so deliver the Underlying Securities;

              (ii) the Underlying Securities so delivered are genuine;

              (iii) at the time of delivery of the Underlying Securities, Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by this Trust Agreement); and

              (iv) such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder.

         The above representations and warranties shall survive the delivery of the Underlying Securities and the Certificates in respect thereof. The Depositor shall further be deemed by such delivery to have made the representations that to the Depositor's knowledge but without having made any independent inquiry, as of the Closing Date, no default or event of default with respect to the Underlying Securities has occurred and is continuing.

         (d) Unless otherwise specified in the related Supplement, the Grant of the Deposited Assets accomplished by this Trust Agreement is absolute and shall constitute a sale. In addition, the Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

         (e) Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and, if applicable, Call Rights, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or, if applicable, Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         (f) Anything herein to the contrary notwithstanding, none of the Trustee, the Securities Intermediary or any of the Certificateholders assumes any of the obligations of the Depositor or any other Person in respect of the Underlying Securities.

         (g) The Securities Intermediary expressly agrees with the Trustee and the Certificateholders that, at all times from and after the date hereof, any and all of the Deposited Assets held by the Securities Intermediary in the Certificate Account are to be treated as Financial Assets under, and for all purposes of, UCC Article 8 and UCC Article 9.

         Section 2.02. Acceptance by Trustee. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities now existing or hereafter acquired, and declares that it will hold such Underlying Securities and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) comprising the Trust for a given Series, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement.

         Section 2.03. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable
Supplement:

              (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

              (ii) with respect to each Supplement, to the Depositor's knowledge but without having made any independent inquiry, the information set forth in the Underlying Securities Schedule with respect to each Underlying Security is true and correct in all material respects at the date or dates, respecting which, such information is furnished;

              (iii) the execution and delivery of this Trust Agreement by the Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

              (iv) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement. This Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a Proceeding in equity or at law); and

              (v) any additional representations and warranties, if any, that may be specified in the applicable Supplement.

         It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the respective documents and the Underlying Securities to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

         Section 2.04. Breach of Representation, Warranty or Covenant. Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.03 that materially and adversely affects the interests of the Certificateholders of a given Series, the Depositor shall cure such breach in all material respects.

         Section 2.05. Agreement to Execute, Authenticate and Deliver Certificates. With respect to each Series and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to and receipt by it of the related Underlying Securities, cause to be executed, authenticated and delivered to or upon the written order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in an Authorized Denomination evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Section 5.02.

         Section 2.06. Custody and Holding of Deposited Assets. (a) With respect to each Series, the Trustee shall hold and maintain the Deposited Assets with the Securities Intermediary in and through, and hereby directs the Securities Intermediary to credit any and all such Deposited Assets to, the Certificate Account (all as further provided in this Article II) in such manner as shall enable the Trustee to be and have the rights of an Entitlement Holder with respect to, and have sole dominion and control (including, without limitation, Securities Control) over, such Deposited Assets.

         (b) The Securities Intermediary hereby represents, warrants, covenants and agrees that from and after the Closing Date:

              (i) Each Certificate Account is a Securities Account, with the Trustee (for its benefit and the benefit of the Certificateholders) as the Entitlement Holder in, and having sole dominion and control (including, without limitation, Securities Control) over, any and all Deposited Assets (including, without limitation, any and all assets and properties referred to in clause (ii) below) in such Certificate Account.

              (ii) All assets and properties from time to time transferred or credited to the Certificate Account constitute Financial Assets.

              (iii) The Securities Intermediary is (and will remain) a securities intermediary and is acting (and will continue to act) as such with respect to the Certificate Account, the Deposited Assets therein and the Trustee as Entitlement Holder. Unless otherwise instructed by the Trustee in writing, the Securities Intermediary will treat the Trustee (for its benefit and the benefit of the Certificateholders) as entitled to exercise the rights that comprise the Deposited Assets in each Certificate Account. Further, the Securities Intermediary is and will remain (A) a bank, banking institution, financial firm or similar party, in each case, that regularly accepts in its course of its business Book-Entry Securities as a custodial service for customers and maintains Securities Accounts in the name of such customers reflecting ownership of or interest in such Securities, (B) will maintain its books and records reflecting such Book-Entry Securities in the State of New York and (C) if the Trustee maintains one or more Certificate Accounts with the Securities Intermediary, will have entered into, and will maintain in full force and effect, an agreement with the Trustee (which, on the date hereof, is comprised of this Trust Agreement) to the effect that their respective rights and obligations in respect of each other, said Underlying Securities and said Certificate Accounts are governed by the laws of the State of New York.

              (iv) The Securities Intermediary shall hold any and all assets and properties from time to time comprising the Deposited Assets (whether individually or as part of a fungible bulk) in a manner such that the Trustee will have dominion and control (including, without limitation, Securities Control) over such Deposited Assets. The Securities Intermediary will credit to the appropriate Certificate Account (and will thereby or by book entry or otherwise identify as being subject to the Grant to the Trustee hereunder) any and all assets and properties from time to time comprising the Deposited Assets in accordance with
         Section 2.06(a) hereof.

              (v) To effect the intention of clauses (i) through (iv) above, the Securities Intermediary or its agent maintains (and will continue to maintain)

                   (A) one or more Securities Accounts with the Depository. The
              Securities Intermediary or its agent will instruct the Depository to credit such Securities Accounts of the Securities Intermediary or its agent with the Depository with the Depository Securities comprising from time to time the Deposited Assets; and

                   (B) one or more Fed Member Securities Accounts to which the
              Securities Intermediary through its agent will instruct the Fed to credit, in accordance with the Book-Entry Regulations, all Book-Entry Securities from time to time comprising the Deposited Assets.


                                  ARTICLE III
                          ADMINISTRATION OF EACH TRUST


         Section 3.01. Administration of Each Trust. (a) The Trustee shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of these Standard Terms and the applicable Supplement, the respective Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of these Standard Terms, the related Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee shall have full power and authority, acting alone or through Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Supplement.

         (b) The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law, and the Trustee shall, at the direction of the Depositor, make any and all filings, reports, notices or applications with (as prepared by the Depositor), and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series.

         Section 3.02. Collection of Certain Underlying Security Payments. With respect to any Series or Class, the Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of this Trust Agreement, such Underlying Securities and any related Credit Support Instruments, if applicable.

         Section 3.03. Certificate Accounts. (a) For each Series, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Accounts"), which shall be Securities Accounts and shall be held in trust in the name of the Trustee for its benefit and the benefit of Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series and in accordance with Section 2.06, the Certificate Accounts shall be under the sole dominion and control (including, without limitation, Securities Control) of the Trustee for the benefit of the related Certificateholders. With respect to each Series, not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 3:00 p.m., New York

City time, and on the next Business Day otherwise), the Trustee shall deposit or cause to be deposited in the Certificate Accounts all amounts received by it with respect to the Deposited Assets, any Credit Support and all Liquidation Proceeds related to such Series including:

              (i) all payments on account of principal of such Underlying Securities;

              (ii) all payments on account of interest on such Underlying Securities;

              (iii) all payments on account of premium (if any) on such Underlying Securities;

              (iv) any payments in respect of any such Credit Support;

              (v) any Advances made as required pursuant to Section 4.04; and

              (vi) any interest or investment income earned on funds deposited in the related Accounts.

         Unless otherwise specified in the applicable Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

         If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

         (b) The Trustee shall give notice to the Depositor of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof, if such Eligible Account is or will be located at an institution other than United States Trust Company of New York.

         Section 3.04. Distribution or Sale of the Underlying Securities. If (a) there occurs a payment default on the Underlying Securities, (b) there occurs an acceleration of the date of maturity of the Underlying Securities, or (c) the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, then the Trustee, upon receiving notice of the events set forth in (a), (b) or (c) shall exercise one of the following remedies, in accordance with the Distribution Election:

              (i) immediately direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by such Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account;

              (ii) distribute the Underlying Securities and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Holder's last address as it appears in the Certificate Register within three Business Days of receiving the notice referred to in the first sentence of this Section 3.04; or

              (iii) provide that the Holders of a given Series or Class may vote in favor of either (i) or (ii), in accordance with the procedures set forth in the applicable Supplement.

         In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (i) of this Section 3.04, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

         Section 3.05. Investment of Funds in the Accounts. The Trustee may direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the Series and any other segregated Eligible Account, which Eligible Account shall be a Securities Account the contents of which are held for the benefit of Certificateholders of such applicable Series (each, an "Account"), to invest the funds therein at the specific written direction of the Depositor in one or more Eligible Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Eligible Investment. If the Depositor does not provide any investment directions by 10:00 a.m. on any Business Day, funds held in any Account will be invested in the Eligible Investments specified in clause (iv) of the definition thereof until receipt of investment directions to the contrary. Investments of such funds shall be invested in Eligible Investments that will mature so that such funds will be available for distribution on the next Distribution Date. Except as otherwise provided in the applicable Supplement, any earnings with respect to such Eligible Investments shall be paid to, and any losses with respect to such Eligible Investments shall be solely for the account of, the Certificateholders in proportion to their interest in the invested funds. In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Securities Intermediary, on behalf of the Trustee and the Trust, shall:

              (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

              (ii) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in any Account.

None of the Trustee, the Depositor or the Securities Intermediary shall in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment made in accordance with this Trust Agreement.

         Section 3.06. Maintenance of Credit Support. (a) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Supplement, the Depositor shall, to the extent specified in the applicable Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Supplement. To the extent specified in the applicable Supplement, the Depositor will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account (which shall be an Eligible Account) for the related Series as of the Closing Date. Unless the Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account. The Reserve Account, if any, shall be an asset of the Depositor (and the income earned on any amounts held in the Reserve Account shall be allocable to the Depositor, who agrees to include any such income in its gross income for all federal, state and local income and franchise tax purposes) and will not be a part of or otherwise be included in the Trust but will be held for the benefit of the Certificateholders.

         (b) Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.01 and the applicable Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Supplement.

         Section 3.07. Realization upon Defaulted Underlying Securities. (a) The Trustee on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VII hereof.

         (b) Unless otherwise provided in the related Supplement, if the Trustee is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to Section 3.07(a), the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of
Article VII hereof.

         (c) If the Liquidation Proceeds of a defaulted Underlying Security are less than the sum of (i) the outstanding principal balance of the defaulted Underlying Security and (ii) the aggregate amount of expenses incurred by the Trustee in connection with the practices and procedures referred to in paragraph
(b) of this Section 3.07 to the extent reimbursable under these Standard Terms and the related Supplement, the Trust for the applicable Series shall recognize a Realized Loss equal to the amount of such difference. Any such Realized Loss shall be allocated in accordance with Section 4.05.

         Section 3.08. Retained Interest. The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Supplement as and to the extent specified therein.

         Section 3.09. Access to Certain Documentation. The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder access to the documentation in the Trustee's possession regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable written request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation in the Trustee's possession regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable written request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

         Section 3.10. Reports by the Depositor. The Depositor shall:

              (i) file with the Trustee, within 30 days after the Depositor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Depositor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Depositor is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

              (ii) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants provided for in this Trust Agreement, as may be required by such rules and regulations, certificates or opinions of independent accountants, conforming to the requirements of TIA Section 314(e);

              (iii) supply to the Trustee (and the Trustee shall transmit to all Certificateholders, in the manner and to the extent provided in TIA
         Section 313(c)), such summaries of any information, documents and reports required to be filed by the Depositor pursuant to clauses (i) and (ii) of this Section 3.10 as may be required by rules and regulations prescribed by the Commission; and

              (iv) furnish to the Trustee, not less often than annually, a certificate from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor's compliance with all conditions and covenants under this Trust Agreement. For purposes of this clause (iv), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement.

Any reports, statements, documents or other information required to be furnished by the Depositor to the Trustee pursuant to these Standard Terms or any Supplement shall be deemed to have been delivered to the Trustee if the Trustee is in possession of such reports, statements, documents or other information at the time they are to be furnished pursuant to these Standard Terms or any Supplement.

         Section 3.11. Charges and Expenses. Except as otherwise provided in these Standard Terms or the related Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person and there shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

                                   ARTICLE IV
                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

         Section 4.01. Distributions. (a) On each Distribution Date for a given Series, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Supplement for such Series. In any event, however, any amounts collected during any period shall be distributed to the Holders no later than the Distribution Date immediately following the receipt thereof.

         (b) All distributions to Holders shall be payable only from Available Funds, and no provision of this Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution from any other source.

         Section 4.02. Distributions on Certificates. (a) Distributions on any Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date.

         The distribution of interest and principal on Certificates shall be made:

              (i) if the Certificateholder is a Depository, to the Depository, which shall credit the relevant Participant's account at such Depository in accordance with the policies and procedure of the Depository; or

              (ii) if the Holder is not a Depository, at the Corporate Trust Office (except as otherwise specified pursuant to the applicable Supplement) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to the applicable Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of the registered Holder by wire transfer to an account designated by the registered Holder. Notwithstanding clause (i) of this paragraph (a), with respect to a Holder of Certificates not held in a Depository and having at least the Minimum Wire Denomination, such payment shall be made by wire transfer of immediately available funds to the account designated by such Holder in a written request received by the Trustee not later than 10 days prior to such Distribution Date; provided, however, that if a wire transfer cannot be made for any reason, payment shall be made by check. The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

         (b) Each Certificate delivered under this Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

         (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Supplement applicable to that particular Series or Class.

         (d) With respect to any computations or calculations to be made under these Standard Terms, the applicable Supplement and the Certificates, except as otherwise provided, all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         (e) The final distribution of principal and/or premium shall be made upon presentation and surrender of such Certificates at the Corporate Trust Office.

         Section 4.03. Reports to Certificateholders. On the fifth Business Day following each such Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Holder of such Series, to each Rating Agency rating such Series and such other Persons as may be specified in such Supplement, a statement setting forth:

              (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities, the Swap Receipt Amount, if any, and any other derivatives transaction that may be entered into by the Trust pursuant to the terms of these Standard Terms and the related Supplement;

              (ii) the Swap Distribution Amount, if any, received by the Trustee as of such Distribution Date and any other amounts payable pursuant to any other derivatives transaction that may be entered into by the Trust pursuant to the terms of these Standard Terms and the related Supplement;

              (iii) the amount of compensation received by the Trustee, and any Administrative Agent, for the period relating to such Distribution Date, and such other customary and sufficient information as is reasonably necessary to enable Holders to calculate their federal income tax liability with respect to the Certificates; provided, however, the Trustee shall be permitted to seek the advice of counsel and such other experts as it may deem necessary in its reasonable judgment in order to determine that information which is reasonably necessary to provide to the Holders;

              (iv) the amount of the distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and to the Retained Interest, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

              (v) in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass-Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Supplement;

              (vi) if the Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

              (vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates, as provided to the Trustee in writing in an instrument specifically referring to this Trust Agreement by the applicable rating agency;

              (viii) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise as may be specified by the Depositor;

              (ix) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

              (x) any other information appropriate for a Series, as specified in the applicable Supplement.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Holder a statement containing the information set forth in clause (iii) above, aggregated for such calendar year during which such person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. The Trustee shall supply to Holders in writing at such Holder's expense who so request all materials received by the Trustee from the Underlying Securities Issuer.

         Section 4.04. Advances. (a) Unless otherwise specified in the applicable Supplement, the Trustee shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates.

         (b) However, as and to the extent provided in the Supplement for a given Series, and subject to the terms of paragraphs (c) and (d) of this Section 4.04, on or prior to each Distribution Date, the Trustee shall advance or cause to be advanced in immediately available funds for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Trustee shall make such Advances from its own funds and may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Supplement, as to which any such Advance was made.

         (c) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Trustee reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities. It is further understood and agreed that the Trustee shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

         (d) Notwithstanding any provision herein to the contrary, unless otherwise provided in the related Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that subsequently are deemed by the Trustee to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

         Section 4.05. Allocation of Realized Losses and Trust Expenses. With respect to any Series, Realized Losses and Extraordinary Trust Expenses, if any, shall be allocated on any Distribution Date in accordance with the Allocation Ratio, provided, however, that distributions pursuant to Section 3.04 shall be completed as the earliest practicable date.

         Section 4.06. Compliance with Withholding Requirements. (a) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to Holders of interest or original issue discount that the Trustee believes are applicable under the Code. The consent of Holders shall not be required for such withholding.

         (b) Each Holder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Certificates, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for Federal income tax purposes in respect of distributions to such Holder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8 (or successor form), Form W-9 (or successor form), or Form 4224 (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Certificates, the Holder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates. The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy).

         (c) If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying Securities or the Certificates, such tax or governmental charge shall be payable by the Holder and may be withheld by the Trustee. The consent of the Holder shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Holder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.03 the amount so withheld.

         (d) The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Holder thereof.

         Section 4.07. Optional Exchange. (a) The terms and conditions, if any, of an Optional Exchange will be specified in the related Supplement; provided, however, that any right of Optional Exchange shall be exercisable only to the extent that the Depositor provides upon the Trustee's request an Opinion of Counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code. The terms of an Optional Exchange may include, but are not limited to, the following:

              (i) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

              (ii) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

              (iii) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an Authorized Denomination;

              (iv) specified dates on which a Holder may effect such an Optional Exchange (each, an "Optional Exchange Date"), as specified in the applicable Supplement;

              (v) limitations on the right of an exchanging Holder to receive any benefit upon Optional Exchange from any Credit Support; and

              (vi) adjustments to the value of the proceeds of any Optional Exchange based upon required prepayment of future expense allocations and the establishment of a reserve for any unanticipated Extraordinary Trust Expenses.

         (b) Unless otherwise provided in the applicable Supplement, no Certificate may be exchanged pursuant to this Section 4.07 unless the Trustee has received at least 30 days (or such shorter period acceptable to the Trustee or specified in the applicable Supplement) but not more than 45 days prior to an Optional Exchange Date a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged and the number or a description of the tenor and the terms of such Certificate, a statement that the Optional Exchange is being exercised thereby and an assurance that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender by the Holder thereof for Optional Exchange shall be irrevocable. Unless otherwise provided in the applicable Supplement, the Optional Exchange option may be exercised pursuant to this Section 4.07 by the Holder of a Certificate for less than the aggregate Certificate Principal Balance or Notional Amount of such Certificate as long as the Certificate Principal Balance or Notional Amount remaining Outstanding after such Optional Exchange is an Authorized Denomination and all other requirements set forth in the related Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which shall be in the name of the Holder of such exchanged Certificate).

         (c) Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to each Rating Agency.

         Section 4.08. Call Right. (a) The holder of a Call Right may purchase Certificates of a given Series or Class from the Holders thereof prior to maturity if the applicable Supplement designates such Series or Class as a Callable Series, or upon the occurrence of a Tax Event or an Optional Redemption. The Call Terms shall be set forth in the applicable Supplement and shall include, without limitation, the following:

              (i) the initial holder of the Call Right;

              (ii) whether the Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

              (iii) the Call Date or Dates; and

              (iv) the Call Price.

         (b) A Call Right may be exercised at the option of the holder thereof, in accordance with the Call Terms, upon not less than 35 days' (or such shorter period acceptable to the Trustee or specified in the applicable Supplement) nor more than 60 days' prior notice sent via facsimile with transmission confirmed to the Trustee at the Corporate Trust Office. Such notice to the Trustee shall include the Certificate Principal Balance (or Notional Amount) of the Certificates to be purchased and shall reference the Call Price and the Call Date. On or prior to the second Business Day following receipt of such notice from the holder of the Call Right, the Trustee shall notify the Holders of the Certificates by first class mail; such notices shall state:

              (i) the Certificate Principal Balance (or Notional Amount) of Certificates to be purchased;

              (ii) the Call Price;

              (iii) the name and address of the Paying Agent;

              (iv) that Certificates called for purchase must be surrendered to the Paying Agent in order to collect the Call Price;

              (v) that interest on Certificates called for purchase pursuant to the Call Right ceases to accrue on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Paying Agent; and

              (vi) that, if any Certificate contains a CUSIP, CINS or ISIN number, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Certificates or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Certificates.

         (c) If less than all of the Certificates are to be purchased pursuant to the exercise of the Call Right, the Trustee shall select the Certificates to be purchased in accordance with the requirements of the principal national securities exchange on which the Certificates are listed or, if the Certificates are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall notify the Depositor and the Certificate Registrar promptly in writing of the Certificates or portions of the Certificates to be purchased by the holder of the Call Right, provided, however, that this Section 4.08(c) shall not apply to Certificates subject to a Call Right due to a Tax Event or an Optional Redemption.

         (d) Once such notice is mailed to a Holder, such Holder shall not be entitled to any right as a Holder other than the right to receive payment of the Call Price on the Call Date and the Certificates subject to the Call Right shall be deemed to have been automatically surrendered to the Trust for further transfer to the holder exercising its Call Right. Upon surrender of any Certificates to the Paying Agent, the Holders of such Certificates shall be paid the Call Price. Notice of purchase shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the purchase of Certificates held by Holders to whom such notice was properly given.

         (e) At or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Paying Agent by wire transfer in same-day funds money sufficient to pay the Call Price of the Certificates to be redeemed on that date.

         (f) If a notice has been given in the manner provided above, the Certificates or portion of Certificates specified in such notice to be purchased shall become due and payable on the Call Date at the Call Price stated therein, together with accrued interest (if applicable) on and after such dates. Upon surrender of any Certificate in connection with the Call Right, such Certificate shall be paid and redeemed by the holder of the Call Right at the Call Price.

         (g) Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the portion of such surrendered Certificate not purchased.

         (h) Notwithstanding anything to the contrary in these Standard Terms or any Supplement, a Series or Class will be subject to a Call Right of the Underlying Securities Issuer if the Underlying Securities Issuer gives notice of a Tax Event or an Optional Redemption, regardless of whether such Series or Class is also designated a Callable Series in the applicable Supplement, and in the case of a Tax Event or an Optional Redemption the required notice of the Call Right shall be the lesser of the time set forth in Section 4.08(b) and the time set forth in the notice provisions relating to such Tax Event or Optional Redemption, respectively, in the Underlying Securities Indenture, as specified in the related Supplement.


                                   ARTICLE V
                                THE CERTIFICATES

         Section 5.01. The Certificates. (a) The Certificates of any Series (or Class within such Series) shall be issued in fully registered form without coupons and shall be substantially in the form of the exhibit attached to the applicable Supplement.

         (b) Each Series (and all Classes within such Series) shall be created by a Supplement authorized by the Depositor and establishing the terms and provisions of such Series. Each Trust must be a fixed investment trust under the Code. Each such Series may be issued in one or more Classes, with such further particular designation added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Supplement. Except as otherwise provided in the related Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

         Section 5.02. Execution, Authentication and Delivery. (a) The Certificates shall be executed by the Trustee by one of its Responsible Officers, which may be in facsimile form and imprinted or otherwise reproduced thereon. The signature of any of the Responsible Officers may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the Responsible Officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates.

         (b) Each Certificate shall be dated as of the later of the date specified in the related Supplement and the date of its authentication.

         (c) No Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its Responsible Officers, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement.

         Section 5.03. Temporary Certificates. Pending the preparation of Definitive Certificates or permanent Global Securities of any Series (or Class within each such Series), and upon receipt of a Depositor Order, the Trustee shall execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any Authorized Denomination, substantially of the tenor of the Definitive Certificates or permanent Global Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed, authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificates or permanent Global Securities in lieu of which is issued.

         If temporary Certificates of any Series (or Class within such Series) are issued, the Trustee will cause Definitive Certificates or Global Securities of such Series or Class to be prepared without unreasonable delay. After the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates or permanent Global Securities of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the Corporate Trust Office, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series, the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver in exchange therefor Definitive Certificates or permanent Global Securities with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of Authorized Denomination and of like tenor. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Trust Agreement as Definitive Certificates or permanent Global Securities of such Series or Class, except as otherwise specified in the applicable Supplement.

         Upon any exchange of a portion of a temporary Global Security for a permanent definitive Global Security or for the individual Definitive Certificates represented thereby, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

         Section 5.04. Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for each Series (the registers maintained in such office and in any other office or agency of the Trustee being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

         If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the

Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of the Certificates held by each Holder.

         (b) Upon surrender for registration of transfer any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(a) of the UCC are met to the Depositor's satisfaction, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any Authorized Denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable.

         (c) Notwithstanding any other provisions of this Section 5.04, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depository for such Series or Class to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or Class or a nominee of such successor Depository.

         (d) At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any Authorized Denomination of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

         (e) All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (f) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

         (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

         Section 5.05. Mutilated, Destroyed, Lost and Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Series or Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Any Certificate executed, authenticated and delivered under this Section 5.05 in lieu of a lost, destroyed or stolen Certificate (a "Predecessor Certificate") shall be deemed to evidence the same interest as the Predecessor Certificate.

         Upon the issuance of any new Certificate under this Section 5.05, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Certificate of any Series or Class issued pursuant to this
Section 5.05 shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the Predecessor Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

         The provisions of this Section 5.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Predecessor Certificates.

         Section 5.06. Persons Deemed Owners. (a) The Depositor, the Trustee, the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 4.02) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee or the Securities Intermediary, nor any agent of the Depositor, the Trustee or the Securities Intermediary shall be affected by notice to the contrary.

         (b) None of the Depositor, the Trustee, the Securities Intermediary or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made by the Depository to Beneficial Owners of interests in a Global Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         Section 5.07. Cancellation. Unless otherwise specified pursuant to
Section 5.01 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 5.07, except as expressly permitted by this Trust Agreement.

         Section 5.08. Global Securities. (a) If the Supplement provides that a Series (or Class within such Series) of Certificates shall be held by the Depository in book-entry form, then the Depositor shall execute and, upon receipt of a Depositor Order, the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect:


"UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO A NOMINEE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY."

         (b) No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.10. Unless and until Definitive

Certificates have been issued to Holders of such Series or Class pursuant to
Section 5.10:

              (i) the provisions of this Section 5.08 shall be in full force and effect;

              (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the Beneficial Owners of interests in such Series or Class;

              (iii) to the extent that the provisions of this Section 5.08 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.08 shall control;

              (iv) the rights of Beneficial Owners of such Series or Class shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or its Participants; and

              (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of a specified percentage of the aggregate Voting Rights of a Series or Class, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners of such Series or Class or Participants in such Depository's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

         (c) Each Depository for a Global Security must, at the time of its designation and at all times while it serves as such Depository, be a Clearing Agency registered under the Exchange Act and any other applicable statute or regulation.

         Section 5.09. Notices to Depository. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Trust Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Beneficial Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 5.10. Definitive Certificates. (a) If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee and the Securities Intermediary in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor does not appoint a successor within 90 days or (ii) the Depositor at its option advises the Trustee and the Securities Intermediary in writing that it elects to terminate the book-entry system of such Series or Class through the Depository, then the Depository shall notify all Beneficial Owners or Participants in the Depository's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of definitive, fully registered Certificates ("Definitive Certificates") for such Series or Class to Beneficial Owners of such Series or Class requesting the same.

         Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depository, accompanied by registration instructions, the Trustee upon receipt of a Depositor Order for the execution, authentication and delivery of Definitive Certificates of such Series or Class, will execute, authenticate and deliver Definitive Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities. None of the Depositor, the Certificate Registrar, the Trustee or the Securities Intermediary shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the exchange of a Global Security for Definitive Certificates, such Global Security shall be cancelled by the Trustee. Definitive Certificates issued in exchange for a Global Security shall be registered in such names and in such Authorized Denominations as the

Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificates to the Person in whose names such Certificates are so registered. Upon the issuance of Definitive Certificates of Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

         (b) In addition, if the Depositor so specifies with respect to the Certificates of a given Series, a Beneficial Owner may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. Upon the request of such Beneficial Owner, the Trustee upon receipt of a Depositor Order shall execute, authenticate and deliver, without service charge,

              (i) to each such Person specified, a new individual Certificate or Certificates of the same Series or Class, of any Authorized Denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

              (ii) to such Depository a new Global Security in an Authorized Denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

         In any exchange provided for above, the Trustee, upon receipt of a Depositor Order, will execute, authenticate and deliver individual Certificates in registered form in Authorized Denominations.

         Section 5.11. Currency of Distributions. (a) Except as otherwise specified pursuant to the applicable Supplement, distributions of the principal of (and premium, if any) and interest in respect of Certificates of any Series or Class will be made in Dollars.

         (b) In the case of a Series denominated in a Specified Currency other than the Dollar, all exchange rate calculations shall be based upon the noon buying rate in New York City for cable transfers as certified for customs purposes by the Fed for such Specified Currency. If the Fed does not publish a noon buying rate for the applicable Specified Currency, the applicable Supplement will designate the source for calculating the Dollar value of such Specified Currency.

         (c) With respect to any Series, any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent, provided, however, that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall require such Exchange Rate Agent to make such determination by the method provided in Section 5.11(b) for the making of such decisions or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of such Series.

         (d) If distributions in respect of a Series must be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trustee and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Series shall be made in Dollars until such Specified Currency is available.

         Section 5.12. Conditions of Execution, Authentication and Delivery of New Series. (a) Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms and the related Supplement. The Trustee shall execute, authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

              (i) The delivery of the Underlying Securities in accordance with
         Section 2.01(b);

              (ii) An Opinion of Counsel to the Depositor, addressed to the Trustee, stating:

                   1. The Certificates are in the form contemplated by the Trust
              Agreement and assuming that the Certificates have been duly executed, authenticated and delivered by the Trustee in the manner described in its certificate delivered today, the Certificates are entitled to the benefits provided in the Trust Agreement and constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Trust Agreement.

                   2. Execution, authentication and delivery of such
              Certificates by the Trustee will not violate the terms of the Trust Agreement.

                   3. The execution and delivery of the Trust Agreement will not contravene the certificate of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or, to our knowledge of any indenture, mortgage or other agreement by which the Company is bound.

                   4. The Trust Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee and the Securities Intermediary) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (iii) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that all of the requirements of this
         Section 5.12 have been satisfied, and that the Depositor is not in breach of this Trust Agreement and that the execution and delivery of this Trust Agreement and the Certificates will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's certificate of incorporation and by-laws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject;

              (iv) A Supplement consistent with the applicable provisions of these Standard Terms; (v) All agreements, instruments or other documents called for by the applicable Supplement as a condition to the issuance of the Certificates of such Series; (vi) If applicable, a fully executed copy of any Swap Agreement or other Credit Support Instrument, together with all documents and opinions required to be delivered to the Trust upon execution thereof pursuant to the terms thereof; and (vii) Written instructions by the Depositor to the Trustee directing the Trustee to enter into and perform any obligations under any Swap Agreement or other Credit Support Instrument, if applicable, and/or the Market Agent Agreement, if applicable.

         (b) If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this
Section 5.12 must be delivered only once, prior to the authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this
Section 5.12 shall be true and correct as if made on such date.

         Section 5.13. Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect; provided, however, no Paying Agent may be removed or replaced until a successor (which successor may be the Trustee) has been appointed as provided for herein and has accepted the appointment. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Depositor, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city, as specified in the related Supplement. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and will agree to such other matters as are required by TIA Section 317(b). The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 7.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement other than with respect to funds paid to such Paying Agent.

         Section 5.14. Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section
5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement.

         (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent which may be the Trustee. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 7.01, 7.03 and 7.04 shall be applicable to any Authenticating Agent.

         (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         "This is one of the Certificates described in the Standard Terms and the related Supplement.



         Dated:   [NAME OF AUTHENTICATING AGENT]
                  as Authenticating Agent
                  for the Trustee,


                                  By:_____________________
                                      Authorized Officer"

         Section 5.15. Voting Rights with Respect to Underlying Securities. (a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by owners of any of the Underlying Securities, the Trustee shall give notice to the Holders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that Holders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Holders of record on such Record Date.

         Upon the written request of the applicable Holder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Holder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based solely upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Holder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of
Section 1001(a) of the Code, as amended, the Trustee shall exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to undertake on its own initiative to determine that any exercise of voting rights will result in any such sale or other disposition.

         (b) By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Holder agrees so long as it is an owner thereof that it shall not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Holder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Holder. The Trustee shall not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth in this Section nor shall it accept or take any action in respect of any consent, proxy or instructions received from any Holder in contravention of the provisions of this Section.

         Section 5.16. Actions by Certificateholders. (a) Wherever in this Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice or instruction may be taken or given by any Certificateholder or Beneficial Owner.

         (b) Each Certificateholder or Beneficial Owner shall have the right to assert any rights and privileges of a Certificateholder or Beneficial Owner, and shall have the right to proceed directly and individually against any Person to enforce any remedies hereunder and shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the

Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

         (d) Holders are beneficial owners of the right to receive principal payments and interest payments to which such Certificates relate and, as such, will have the right following an event of default with respect to any Underlying Security to proceed directly against the Underlying Securities Issuer(s). Such Certificateholders are not required to join other Holders of Certificates, the Depositor, the Trustee or the Securities Intermediary in order to proceed against the Underlying Securities Issuer(s).

         Section 5.17. Events of Default. If any Event of Default shall occur and be continuing with respect to any Class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Supplement.

         Section 5.18. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of or premium, if any, or interest on any Underlying Security, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Underlying Security, shall be, to the extent permitted by and in accordance with the terms of the Underlying Security, subject to the limitations on acceleration and the exercise of remedies set forth therein, and further subject to the provisions of Sections 7.01(c) and 7.06(f) herein, entitled and empowered to institute Proceedings at law, in equity or otherwise, including the power to make a demand on the trustee in respect of such Underlying Security, if provided for, to take action to enforce the Underlying Security for the collection of the sums so due and unpaid on such Underlying Security and may prosecute any such Proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

         Section 5.19. Control by Certificateholders. The Holders of Certificates of any Class holding Certificates representing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the Outstanding Certificates of such Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Underlying Securities; provided that:

              (i) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

              (ii) the Trustee shall determine, based upon an Opinion of Counsel, that the action so directed would not be unjustly prejudicial to the Holders of Certificates of such Class not taking part in such direction; and

              (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 5.20. Waiver of Past Defaults. The Holders of the Required Percentage--Waiver of Certificates of any Series may (a) waive any past default under this Trust Agreement and its consequences or (b) direct the Trustee to vote such percentage of the Underlying Securities held by the Trustee as corresponds to the percentage of the aggregate Principal Amount of the Certificates of such Series held by such Holders to waive any past default thereunder and its consequences with respect to such Series; provided that such Holders may not waive or direct the Trustee to waive a default

              (i) in the payment of the principal of or premium, if any, or interest on the Underlying Securities; or

              (ii) in respect of a covenant or provision hereof that under
         Section 11.01 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

Upon any waiver of a default under this Trust Agreement or direction that is effective to waive a default in respect of the Underlying Securities, such default shall cease to exist with respect to this Trust Agreement, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such Holders in respect of any Underlying Securities shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 5.21. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

         Section 5.22. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VI
                                  THE DEPOSITOR

         Section 6.01. Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by these Standard Terms and the related Supplement.

         Section 6.02. Limitation on Liability of the Depositor. (a) The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor against any breach of representations, warranties or covenants made herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Trust Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other Proceeding in respect of any Underlying Securities.

         (d) The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, and a Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other parties to this Trust Agreement. The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (e) The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

         Section 6.03. Depositor May Purchase Certificates. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

         Section 6.04. Merger or Consolidation of the Depositor.Nothing in this Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

         Section 6.05. No Liability of the Depositor with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s). (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s). The Depositor shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

         (b) The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders and has no duty in respect thereof.


                                  ARTICLE VII
                                  THE TRUSTEE

         Section 7.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Supplement. The Trustee shall exercise in case of receipt of notice of Default (as such term is defined in paragraph (d) below) such of the rights and powers vested in it by this Trust Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In the event that the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act, the Depositor shall notify the Trustee of that fact and the Trustee shall take such actions as specifically set forth in the Supplement. The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a fixed investment trust for federal income tax purposes as directed by the Depositor. The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets (other than proceeds of the Underlying Securities) other than the Underlying Securities transferred to it on the Closing Date of any Series. Any permissive right of the Trustee enumerated in this Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a fixed investment trust.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine, in its best judgment, whether they conform to the requirements of this Trust Agreement. If any such instrument is found not to conform to the requirements of this Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

         (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

              (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Trust Agreement;

              (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series), as specified in the applicable Supplement relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement;

              (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

              (v) except for actions expressly authorized by this Trust Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

              (vi) except as expressly provided in this Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for an Underlying Security initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Underlying Securities;

              (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

              (viii) the Trustee shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other parties to this Trust Agreement. The Trustee may rely and shall be protected in acting upon any written notice, facsimile transmission, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ix) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement;

              (x) the Trustee shall be under no obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of any Underlying Securities;

              (xi) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and (xii) the Trustee may consult with counsel of its selection and, the advice of such counsel or any Opinion of Counsel selected by the Trustee with due care shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.

         (d) As promptly as practicable after, and in any event within 10 days after, the occurrence of any Default (as such term is defined below) hereunder with respect to any Class of Certificates, the Trustee shall transmit by mail to the Depositor and the Holders of Certificates of such Class in accordance with TIA Section 313(c), notice of such Default hereunder actually known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or premium, if any, or interest on any Underlying Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Certificates of such Class. For the purpose of this Section 7.01(d), the term "Default" means, with respect to any Class of Certificates, any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to such Class of Certificates.

         (e) Within five (5) Business Days after the receipt by the Trustee of a written application by any three or more Certificateholders stating that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such Certificateholders propose to transmit, and by reasonable proof that each such Certificateholder has owned its Certificates for a period of at least six (6) months preceding the date of such application, the Trustee shall, at its election, either:

              (i) afford to such Certificateholders access to all information so furnished to or received by the Trustee; or

              (ii) inform such Certificateholders as to the approximate number of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Certificateholders access to such information, the Trustee shall, upon the written request of such Certificateholders, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

         (f) The Trustee shall prepare for filing, at the direction of and with information provided by the Depositor, periodic reports for the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder on behalf of the Depositor. The Depositor shall respond reasonably promptly to any inquiry of the Trustee concerning such reports and shall provide the information required for such reports within three days of the filing due date.

         Section 7.02. Agreements Between Trustee and Administrative Agents. (a) The Trustee may enter into Administration Agreements with one or more Administrative Agents in order to delegate to such Administrative Agents certain of its administrative obligations with respect to a Series hereunder; provided, however, that:

              (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising hereunder;

              (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement;

              (iii) such agreement must be consistent with these Standard Terms and, with respect to Certificates of any Series, the related Supplement;

              (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent;

              (v) the Administrative Agent shall give representations and warranties in such Administration Agreement that are the same in substance as those set forth in Section 7.10 herein (references therein to the Trust Agreement, the Trustee and the Depositor shall be to the applicable Administration Agreement, Administrative Agent and Trustee, respectively, for purposes of this Section 7.02(a)); and

              (vi) such Administrative Agent shall meet the eligibility requirements of a Trustee pursuant to Section 7.07 herein.

An Administration Agreement must provide that an entity serving as Administrative Agent may resign from its obligations and duties under this Trust Agreement with respect to any Series only if such resignation, and the appointment of a successor, would satisfy the Rating Agency Condition or upon a determination that the duties of the Administrative Agent with respect to such Series are no longer permissible under applicable law. No such resignation shall become effective until the Trustee or a successor Administrative Agent has assumed the obligations of such Administrative Agent with respect to such Series. In addition, with respect to any Series (or Class within such Series), each Administration Agreement shall impose on the Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Trust Agreement. Additional requirements relating to the scope and contents of any Administration Agreement may be provided in the applicable Supplement. The Trustee shall deliver to the Depositor copies of all Administration Agreements into which it enters, and any amendments or modifications thereof, promptly upon the Trustee's execution and delivery of any such instruments.

         (b) Upon the occurrence of an Administrative Agent Termination Event, the Trustee shall be entitled to terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. If such Administration Agreement is terminated, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under Section 7.02(a). If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under Section 7.02(a). Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from doing so, then the Trustee will not be so obligated).

         (c) If an Administrative Agent is administering one or more Underlying Securities pursuant to an Administration Agreement, the Administrative Agent shall deposit into an Eligible Account established by such Administrative Agent (an "Administration Account") any amounts collected with respect thereto, and all such amounts shall be distributed to the Trustee for deposit into the related Certificate Account not later than the Business Day after receipt thereof.

         Section 7.03. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in this Article VII:

              (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

              (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

              (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

              (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any misconduct or negligence of any such agents or attorneys selected with due care by it; and

              (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account in accordance with Section 3.05.

         (b) All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Trust Agreement.

         Section 7.04. Trustee Not Liable for Recitals in Certificates or Underlying Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in Section 7.10, the Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates.

         Section 7.05. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; provided, however, that in determining whether the required percentage of aggregate Voting Rights shall have consented to any action hereunder requiring the consent of the Certificateholders, any interest beneficially held by the Trustee in its individual capacity shall be excluded.

         Section 7.06. Trustee's Fees and Expenses. (a) The applicable Supplement shall specify the amount and circumstances of the Trustee's compensation and the source thereof.

         (b) If the Prepaid Ordinary Expenses set forth in the Supplement is greater than zero, the Trustee acknowledges that the Depositor has paid to the Trustee an amount equal to the Prepaid Ordinary Expenses specified therein, and the Trustee agrees that the payment of such amount shall constitute full and final satisfaction of and payment for all such expenses.

         (c) If the Prepaid Ordinary Expenses set forth in the Supplement is zero, the Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee shall be paid on a periodic basis by the Trust at the rate or amount and on the terms provided for in the Supplement. In such cases, the Trustee agrees that its right to receive such payments from the Trust shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim on payment of Ordinary Expenses from any other source, including the Depositor.

         (d) If the Prepaid Ordinary Expenses set forth in the Supplement is zero, the Supplement may provide that the Depositor shall pay to the Trustee from time to time a fee for its services and expenses as Trustee as set forth in the Supplement payable at the times set forth therein. In such cases, the Trustee agrees that its right to receive such payments from the Depositor shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim for payment of Ordinary Expenses from the Trust. The Trustee further agrees that, notwithstanding any failure by the Depositor to make such periodic payments of the Ordinary Expenses, the Trustee shall continue to perform its obligations under this Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under this Trust Agreement shall be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to Section 10.01 hereof.

         (e) Subject to paragraph (f) of this Section 7.06, all Extraordinary Trust Expenses, to the extent not paid by a third party are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by the Trust.

         (f) The Trustee shall not take any action, including appearing in, instituting or conducting any action or suit hereunder or in relation hereto which is not indemnifiable under Section 7.11 hereof which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate principal amount of Certificates then outstanding and (iii) such Certificateholders have agreed that such costs, expenses or liabilities shall be paid by the Trustee from the Trust.

         Section 7.07. Eligibility Requirements for Trustee. (a) The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers which shall be eligible to act as a trustee under TIA Section 310(a), having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and have a rating from S&P of BBB- or higher. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

         (b) In determining whether the Trustee has a conflicting interest under TIA Section 310(b) with respect to any Class of Certificates and this Section 7.07, each other Class of Certificate will be treated as having been issued under an indenture other than this Trust Agreement.

         Section 7.08. Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (i) assist the Depositor in finding a successor Trustee acceptable to the Depositor and (ii) negotiate in good faith concerning any prepaid but unaccrued fees.

         (b) The Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates may at any time remove the Trustee as Trustee hereunder by written notice delivered to the Trustee in the manner provided in Section
11.04 hereof, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment as provided in paragraph (e) of this Section 7.08; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

         (c) Upon the designation and acceptance thereof of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

         (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

         (e) In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.07. If no successor Trustee has been appointed within sixty (60) days after the Trustee has given written notice of its election to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Deposited Assets and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section 11.04 hereof.

         (f) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

         Section 7.09. Appointment of Office or Agency. As specified in a Supplement, the Trustee shall appoint an office or agency in The City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Trust Agreement may be served.

         Section 7.10. Representations and Warranties of Trustee. The Trustee represents and warrants that:

              (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

              (ii) neither the execution nor the delivery by the Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound;

              (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

              (iv) this Trust Agreement has been duly executed and delivered by the Trustee and constitutes, subject to due execution by the Depositor, the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

              (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder;

              (vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement, (B) seeking to prevent the issuance of the Certificates contemplated by the Trust Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement; and

              (vii) no consent, approval, authorization or order of any court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, or for the consummation of the transactions contemplated by the Trust Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

The representations and warranties of the Trustee set forth in this Section 7.10 shall survive the receipt of Underlying Securities by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

         Section 7.11. Indemnification of Trustee by the Depositor; Contribution. (a) The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.06 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense or liability incurred in connection with any Proceeding relating to this Trust

Agreement or the Certificates or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of wilful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder.

         (b) If the indemnification provided for in paragraph (a) of this
Section 7.11 is invalid or unenforceable in accordance with its terms, then the Depositor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Depositor on one hand and the Trustee as Trustee on the other hand. For this purpose (i) the benefits received by the Depositor shall be the aggregate amount received by it upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Underlying Securities or parts thereof evidenced thereby, and
(ii) the benefits received by the Trustee, as Trustee shall be the aggregate amount of fees received by it as Trustee, less costs and expenses incurred by it as Trustee in relation to such Certificates. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Depositor shall contribute to such amount paid or payable by the Trustee in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

         (c) In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee may promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof. In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Depositor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

         (d) The term "Liability", as used in this Section 7.11, shall include any losses, claims, damages, expenses (including without limitation the Trustee's reasonable costs, expenses and attorneys' fees and expenses) in defending itself against any losses, claims or investigations of any nature whatsoever.

         (e) The obligations of the Depositor under this Section 7.11 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

         (f) Notwithstanding anything to the contrary contained in this Section 7.11, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

         (g) The indemnity provided in this Section 7.11 shall survive the termination or discharge of this Trust Agreement.

         Section 7.12. No Liability of the Trustee with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s). (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s). The Trustee shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

         (b) The Trustee is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no right or duty in respect thereof except as expressly provided herein.

         Section 7.13. The Depositor to Furnish Trustee with Names and Addresses of Certificateholders. The Depositor will furnish to the Trustee within 15 days after each

Record Date with respect to any Distribution Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Depositor of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Depositor as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished.

         Section 7.14. Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.14, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.14, upon receipt of a new list so furnished.

         Section 7.15. Reports by Trustee. If required, within 60 days after May 15 of each year, commencing with the year 1998, the Trustee shall transmit to the Certificateholders, as provided in TIA Section 313(c), a brief report dated as of such May 15, if required by TIA Section 313(a).

         Section 7.16. Trustee's Application for Instructions from the Depositor. Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission, in the view of the Trustee, are not set forth reasonably clearly in these Standard Terms and the related Supplement. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date a Responsible Officer of the Depositor actually receives such application, unless any such Responsible Officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.

                                  ARTICLE VIII
                                  MARKET AGENT

         Section 8.01. Market Agent. (a) If specified for a given Series, on the Closing Date the Trustee shall enter into a Market Agent Agreement with Merrill Lynch & Co. as the initial Market Agent, in the form attached to the related Supplement. The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc., have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Trust Agreement and the Market Agent Agreement. The Market Agent may be removed at any time by the Trustee, acting at the written direction of the Depositor; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent. The Market Agent may resign upon 30 days' written notice delivered to the Trustee. The Depositor shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal.


                                   ARTICLE IX
                             SECURITIES INTERMEDIARY

         Section 9.01. Resignation or Removal of the Securities Intermediary; Appointment of Successor Securities Intermediary. (a) The Securities Intermediary may at any time resign as Securities Intermediary hereunder by written notice of its election so to do, delivered to the Trustee and the Depositor, and such resignation shall take effect upon the appointment of a successor Securities Intermediary and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Securities Intermediary shall (i) assist the Trustee and the Depositor in finding a successor Securities Intermediary acceptable to the Trustee and the Depositor and (ii) negotiate in good faith concerning any prepaid but unaccrued fees.

         (b) The Trustee, the Depositor or the Holders of the Required Percentage--Removal of Securities Intermediary of Certificates may at any time remove the Securities Intermediary as Securities Intermediary hereunder by written notice delivered to the Securities Intermediary in the manner provided in Section 11.04 hereof, and such removal shall take effect upon the appointment of the successor Securities Intermediary and its acceptance of such appointment as provided in paragraph (e) of this Section 9.01; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Securities Intermediary in order to agree regarding payment of the termination costs of the Securities Intermediary resulting from such removal.

         (c) Upon the designation and acceptance thereof of a successor Securities Intermediary, following either resignation or removal of the Securities Intermediary, the Securities Intermediary shall deliver to the successor Securities Intermediary all records relating to the Certificates in the form and manner then maintained by the Securities Intermediary, which shall include a hard copy thereof upon written request of the successor Securities Intermediary.

         (d) If at any time the Securities Intermediary shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Intermediary or of its property shall be appointed, or any public officer shall take charge or control of the Securities Intermediary or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Securities Intermediary and the appointment of a successor Securities Intermediary. In the event the Securities Intermediary resigns or is removed, the Securities Intermediary shall reimburse the Depositor for any fees or charges previously paid to the Securities Intermediary in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Securities Intermediary.

         (e) In case at any time the Securities Intermediary acting hereunder notifies the Trustee or the Depositor that it elects to resign or the Trustee, the Depositor or Holders of the Required Percentage--Removal of Securities Intermediary of Certificates notifies or notify the Securities Intermediary that it or they elects or elect to remove the Securities Intermediary as Securities Intermediary, the Depositor shall, within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Securities Intermediary, which shall satisfy the requirements set forth in Section 2.06. If no successor Securities Intermediary has been appointed within sixty (60) days after the Securities Intermediary has given written notice of its election to resign or the Trustee, the Depositor or Holders of the Required Percentage--Removal of Securities Intermediary of Certificates have given written notice to the Securities Intermediary of its or their election to remove the Securities Intermediary, as the case may be, the Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary. Every successor Securities Intermediary shall execute and deliver to its predecessor, to the Trustee and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Securities Intermediary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Securities Intermediary under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Trustee and the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Deposited Assets and parts thereof to such successor. Any successor Securities Intermediary shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Securities Intermediary in the manner provided in Section 11.04 hereof.

         (f) Any corporation into or with which the Securities Intermediary may be merged, consolidated or converted shall be the successor of such Securities Intermediary without the execution or filing of any document or any further act.

                                   ARTICLE X
                                  TERMINATION

         Section 10.01. Termination upon Liquidation of All Underlying Securities. (a) The respective obligations and responsibilities under this Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth and to provide information reports and information tax reporting) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to this Trust Agreement on the Distribution Date coinciding with the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon liquidation of any such Underlying Security; provided, however, that in no event shall any trust created hereby continue beyond the earlier of (1) any date set forth in Section 13 of the applicable Supplement as the termination date for such trust or (2) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Depositor shall provide the Trustee with written notice of any of the events set forth in paragraph (a) of this Section 10.01.

         (c) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in paragraph (a) of this Section 10.01, with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered, or (ii) as specified in the applicable Supplement, if in connection with the Trustee's sale of all the remaining Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 10.01 and Section 4.01 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate. Subject to applicable escheat laws, the Trustee shall pay to the Depositor any cash that remains unclaimed, together with interest, if any, thereon, held by the Trustee on the date two years after such termination.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.01. Amendment. (a) Unless otherwise specified in the applicable Supplement, this Trust Agreement may be amended from time to time by the Depositor, the Trustee and the Securities Intermediary without notice to or consent of any of the Certificateholders, for any of the following purposes:

              (i) to cure any ambiguity;

              (ii) to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the Supplement;

              (iii) to change the Trustee or the Securities Intermediary for a Series subsequent to the Closing Date for such Series;

              (iv) to provide for administration of separate Trusts by more than one trustee;

              (v) to provide for a successor Trustee or successor Securities Intermediary with respect to Certificates of one or more Series;

              (vi) to provide for the issuance of a new Series pursuant to a Supplement issued hereunder pursuant to Sections 5.01 and 5.12 hereof;

              (vii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided, however, that if any such addition affects any Series or Class of Certificateholders differently than any other Series or Class of Certificateholders, then such addition will not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders);

              (viii) to add to the covenants, restrictions or obligations of the Depositor, the Trustee, the Securities Intermediary or the Administrative Agent, if any, for the benefit of the Certificateholders;

              (ix) to comply with any requirements imposed by the Code; or

              (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement.

         Any amendment made pursuant to this paragraph (a) is subject to the condition that such amendment shall satisfy the Rating Agency Condition with respect to such amendment and shall not cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") for federal income tax purposes.

         (b) Without limiting the generality of the foregoing, unless otherwise specified in the applicable Supplement, with respect to any Series, this Trust Agreement may also be modified or amended from time to time by the Depositor, the Trustee and the Securities Intermediary with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates that are adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of the Holders of such Certificates, (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in this Trust Agreement, without the consent of the Holders of all Certificates of such Series or Class then Outstanding, or (iii) cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") for federal income tax purposes.

         Notwithstanding any other provision of this Trust Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Trustee, the Securities Intermediary or any Affiliate of the Depositor, the Trustee or the Securities Intermediary shall be entitled to Voting

Rights with respect to matters affecting such Certificates. Notwithstanding any other provision of this Trust Agreement, this paragraph (b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

         (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section
11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement other than pursuant to the provisions hereof.

         (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Trust Agreement to institute any Proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless:

              (i) such Holder previously shall have given to the Trustee a written notice of breach of this Trust Agreement and of the continuance thereof;

              (ii) the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such Proceeding in its own name as Trustee hereunder;

              (iii) such Certificateholder or Certificateholders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

              (iv) the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such Proceeding; and

              (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series.

It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Trust Agreement or to institute, conduct or defend any Proceeding hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section 11.02, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.03. Governing Law. This Trust Agreement (including, without limitation, the establishment and maintenance of Certificate Accounts and all interests, duties and obligations of the parties hereunder or thereunder or with respect hereto or thereto) and each Certificate shall be construed in accordance with and governed by the law of the State of New York.

         Section 11.04. Notices. (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Supplement.

         (b) Any notice required to be provided to a Holder shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         (c) Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by facsimile transmission to the Depositor at Merrill Lynch & Co., World Financial Center, New York, New York 10080,
Attention: Michael F. Connor, facsimile transmission number (212) 449-9054, telephone confirmation number (212) 449-2401. The Depositor may change this information by written notice to the Trustee and to the Securities Intermediary.

         (d) Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by facsimile transmission to the Trustee at he Bank of New York, 101 Barclay Street, Floor 8E, New York, NY 10286, Attn: Corporate Trust Dealing & Trading Group, referencing the designation of the applicable Series, facsimile transmission number (212) 815-2380, telephone confirmation number (212) 815-2915. The Trustee may change this information by notice to the Depositor and to the Securities Intermediary.

         (e) Any and all notices to be given to the Securities Intermediary shall be deemed to have been duly given if sent by facsimile transmission to the Securities Intermediary at The Bank of New York, 101 Barclay Street, Floor 8E, New York, NY 10286, Attn: Corporate Trust Dealing & Trading Group, referencing the designation of the applicable Series, facsimile transmission number (212) 815-2380, telephone confirmation number (212) 815-2915. The Securities Intermediary may change this information by notice to the Depositor and to the Trustee.

         (f) Any and all notices to be given to the Swap Counterparty, if any, will be specified in the Supplement.

         Section 11.05. Notice to Rating Agencies. (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

              (i) any change or amendment to this Trust Agreement;

              (ii) the resignation or termination of the Trustee;

              (iii) the final payment to Holders of the Certificates of any Class;

              (iv) any change in the location of the Certificate Account; and

              (v) any event that would result in the inability of the Trustee to make Advances.

         (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

         (c) Any such notice pursuant to this Section 11.05 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Supplement.

         (d) (i) Any and all notices to be given to Moody's shall be deemed to have been duly given if sent by facsimile transmission to Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007, Attention:
CBO/CLO Monitoring Department, facsimile transmission number (212) 553-0355, telephone confirmation number (212) 553-1494. Moody's may change this information by notice to the Depositor and the Trustee.

              (ii) Any and all notices to be given to S&P shall be deemed to have been duly given if sent by facsimile transmission to Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, NY 10041, Attention: Structured Finance Surveillance Group, facsimile transmission number (212) 438-2664, telephone confirmation number (212) 438-2482. S&P may change this information by notice to the Depositor and the Trustee.

              (iii) Any and all notices to be given to DCR shall be deemed to have been duly given in sent by facsimile transmission to DCR at Duff & Phelps Credit Rating Co., 55 E. Monroe Street, Suite 3500, Chicago, IL 60603-5701, Attention: Karen O'Donnell, facsimile transmission number
         (312) 368-3155, telephone confirmation number (312) 368- 3100. DCR may change this information by notice to the Depositor and the Trustee.

              (iv) Any and all notices to be given to Fitch shall be deemed to have been duly given in sent by facsimile transmission to Fitch at Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, telephone confirmation number (212) 908-0243. Fitch may change this information by notice to the Depositor and the Trustee.

         Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of a Series, acquiesce, petition or otherwise invoke or cause a Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

         Section 11.08. No Recourse. None of the Trustee (including any Administrative Agent, Authenticating Agent or Paying Agent), the Securities Intermediary or the Depositor shall have any recourse to the Underlying Securities, except as specifically provided in the related Supplement.

         Section 11.09. Article and Section References. All Article and Section references used in these Standard Terms, unless otherwise provided, are to Articles and Sections in these Standard Terms.

         Section 11.10. Counterparts. These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

         Section 11.11. Trust Indenture Act. This Trust Agreement is subject to the provisions of the TIA and shall, to the extent applicable, be governed by such provisions. The Trustee agrees to take all actions within its control to prevent these Standard Terms, as supplemented by any Supplements, from failing to qualify under the TIA.

         IN WITNESS WHEREOF, the Depositor, the Trustee and the Securities Intermediary have caused these Standard Terms to be duly executed by their respective officers thereunto duly authorized, in each case as of the day and year first above written.




                               MERRILL LYNCH DEPOSITOR, INC.,
                                  as Depositor


                               By:  /s/ Stephan Kuppenheimer
                               ------------------------------
                               Name:  Stephan Kuppenheimer
                               Title:  President


                               THE BANK OF NEW YORK,
                                    as Trustee


                               By:  /s/ Fernando Acebedo
                               ------------------------------
                               Name:  Fernando Acebedo
                               Title:  Vice President


                               THE BANK OF NEW YORK,
                                    as Securities Intermediary


                               By:  /s/ Fernando Acebedo
                               ------------------------------
                               Name:  Fernando Acebedo
                               Title:  Vice President

EXHIBIT A

                               Form of Certificate

                              (begins on next page)

EXHIBIT B


                             Market Agent Agreement

                              (begins on next page)

EXHIBIT C

                            Form of Escrow Agreement

                              (begins on next page)

EXHIBIT B

                           Form of Class A Certificate

                              (begins on next page)

                                                                       EXHIBIT B


                                TRUST CERTIFICATE

No. A-1                           $100,000,000               CUSIP NO. 73941X643

                       SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO PRINCIPAL OR INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

                            PPLUS TRUST SERIES GSC-3

          4,000,000 PPLUS CLASS A 6.00% TRUST CERTIFICATES SERIES GSC-3

                  $100,000,000 STATED AMOUNT TRUST CERTIFICATES
                    ($25 STATED AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $100,000,000 aggregate principal amount of 6.345% Capital Securities (the `Underlying Securities") due 2034 issued by Goldman Sachs Capital I, a Delaware statutory trust and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the PPLUS Trust Series GSC-3 formed by the Depositor. Under the Trust Agreement, the Class A Certificateholders are entitled to receive on each Distribution Date until February 15, 2034, the distributions, if any, received on the Underlying Securities, which will represent distributions at a rate of 6.00% per annum on the Stated Amount of the Certificates.

         The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 5, 2004 (the "Standard Terms"), between the Depositor and The Bank of New York, a New York corporation, as Trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as supplemented by the PPLUS Trust Series GSC-3 Supplement, dated as of November 26, 2004 (the "Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as the PPLUS Class A 6.00% Trust Certificates Series GSC-3 (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Further, subject to the terms, provisions and conditions of the Trust Agreement, the Trust will issue Call Rights, which will be sold in one or more privately negotiated transactions. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

         Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

         Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Trustee has caused this Class A Certificate to be duly executed as of the date set forth below.

                                            PPLUS TRUST SERIES GSC-3

                                            By:  THE BANK OF NEW YORK,
                                                   solely in its capacity as
                                                   Trustee under the Trust
                                                   Agreement and not in its
                                                   individual capacity


Dated:  [               ]                   By:
                                                 -------------------------------
                                                 Authorized Signatory



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A Certificates described in the Trust Agreement referred to herein.

                                            PPLUS TRUST SERIES GSC-3

                                            By:  THE BANK OF NEW YORK,
                                                   solely in its capacity as
                                                   Trustee under the Trust
                                                   Agreement and not in its
                                                   individual capacity


Dated:  [               ]                   By:
                                                 -------------------------------
                                                 Authorized Signatory

                            (REVERSE OF CERTIFICATE)

         The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest distributions hereunder. Both the Underlying Securities and Call Holders that exercise their Call Rights may be sources of principal distributions on the Certificates. The rights of the Certificate-holders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

         No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

         It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

         The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and the Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Certificates and (ii) February 15, 2034.

         If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                               Signature:
                                         --------------------------------------*




                     Signature Guarantee:
                                         --------------------------------------*







* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                            OPTION TO ELECT EXCHANGE

         If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box:
|_|

         If you wish to have less than all of this Certificate exchanged, state the amount:

         $_______________________.


Date:

                           Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears
                                          on the other side of this Certificate)


                      Signature Guarantee:
                                          --------------------------------------

EXHIBIT C


                           Form of Class B Certificate

                              (begins on next page)

                                                                       EXHIBIT C



                                TRUST CERTIFICATE


No. B-1                                                      CUSIP NO. 73941X635

                       SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO PRINCIPAL OR INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

                            PPLUS TRUST SERIES GSC-3

         4,000,000 PPLUS CLASS B 0.345% TRUST CERTIFICATES SERIES GSC-3
              ($25 NOTIONAL PRINCIPAL AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $100,000,000 aggregate principal amount of 6.345% Capital Securities (the "Underlying Securities") due 2034 issued by Goldman Sachs Capital I, a Delaware statutory trust and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor").

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the PPLUS Trust Series GSC-3 formed by the Depositor. Under the Trust Agreement, the Class B Certificateholders are entitled to receive on each Distribution Date until February 15, 2034, the distributions, if any, received on the Underlying Securities, which will represent distributions at a rate of 0.345% per annum on the principal amount of the Underlying Securities.

         The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 5, 2004 (the "Standard Terms"), between the Depositor and The Bank of New York, a New York corporation, as Trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as supplemented by the PPLUS Trust Series GSC-3 Supplement, dated as of November 26, 2004 (the "Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as the PPLUS Class B 0.345% Trust Certificates Series GSC-3 (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Further, subject to the terms, provisions and conditions of the Trust Agreement, the Trust will issue Call Rights, which will be sold in one or more privately negotiated transactions. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

         Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

         Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed as of the date set forth below.

                                             PPLUS TRUST SERIES GSC-3

                                             By:  THE BANK OF NEW YORK,
                                                    solely in its capacity as
                                                    Trustee under the Trust
                                                    Agreement and not in its
                                                    individual capacity


Dated:  [                ]                   By:
                                                  ------------------------------
                                                  Authorized Signatory



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class B Certificates described in the Trust Agreement referred to herein.

                                             PPLUS TRUST SERIES GSC-3

                                             By:  THE BANK OF NEW YORK,
                                                    solely in its capacity as
                                                    Trustee under the Trust
                                                    Agreement and not in its
                                                    individual capacity


Dated:  [                ]                   By:
                                                  ------------------------------
                                                  Authorized Signatory

                            (REVERSE OF CERTIFICATE)

         The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest distributions hereunder. Both the Underlying Securities and Call Holders that exercise their Call Rights may be sources of principal distributions on the Certificates. The rights of the Certificate-holders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is The Bank of New York.

         No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

         It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization.

         The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and the Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Certificates and (ii) February 15, 2004.

         If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                            Signature:
                                       ----------------------------------------*




                  Signature Guarantee:
                                       ----------------------------------------*







* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                            OPTION TO ELECT EXCHANGE

         If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box:
|_|

         If you wish to have less than all of this Certificate exchanged, state the amount:

         $__________________.


Date:

                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears
                                       on the other side of this Certificate)


                  Signature Guarantee:
                                       -----------------------------------------

EXHIBIT D


                             Market Agent Agreement

                              (begins on next page)

                                                                       EXHIBIT D

                             MARKET AGENT AGREEMENT


         MARKET AGENT AGREEMENT, dated as of November 26, 2004 (the "Agreement"), by and between Merrill Lynch & Co. ("Merrill Lynch & Co.") and the PPLUS Trust Series GSC-3 (the "Trust"), a New York trust created under the Standard Terms for Trust Agreements, dated as of November 5, 2004 (the "Standard Terms"), between Merrill Lynch Depositor, Inc., as depositor (the "Depositor") and The Bank of New York, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as amended and supplemented by the Series Supplement, dated as of the date hereof, between the Depositor and the Trustee and Securities Intermediary (the Standard Terms, together with the Series Supplement, the "Trust Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement. This Agreement shall constitute the "Market Agent Agreement" as defined in the Trust Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trust desires to retain Merrill Lynch & Co. to render certain services to the Trust in the manner and on the terms hereinafter set forth;

         WHEREAS, Merrill Lynch & Co. is a recognized broker dealer meeting the qualifications for a Market Agent set forth in the Trust Agreement and desires to provide such services to the Trust on the terms and conditions hereinafter set forth; and

         WHEREAS, the Trustee has been directed to enter into and execute this Market Agent Agreement with Merrill Lynch & Co. as the initial Market Agent pursuant to Section 8.01 of the Standard Terms;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, Merrill Lynch & Co. and the Trust hereby agree as follows:

         Section 1. Duties of the Market Agent. The Trust hereby employs Merrill Lynch & Co. to act as the Market Agent for the Trust and to furnish to the Trust all of the services of the Market Agent set forth herein and in the Trust Agreement, including but not limited to acting on behalf of the Trust in connection with the sale and purchase of Underlying Securities as provided in the Trust Agreement. The Market Agent may solicit and accept bids from Certificateholders for the Underlying Securities. Merrill Lynch & Co. hereby accepts such employment and agrees during the term of the Certificates to render such services and to assume the obligations of the Market Agent under the Trust Agreement under the terms and conditions herein set forth.

         Section 2. Compensation of Merrill Lynch & Co. The Depositor shall pay Merrill Lynch & Co. a fee as shall be separately agreed between the Depositor and Merrill Lynch & Co. It shall be the sole responsibility of the Depositor to pay such fee and the Trust shall have no obligation to compensate Merrill Lynch & Co. for the services it renders pursuant to the terms of this Market Agent Agreement, except that the Trust shall pay Merrill Lynch & Co. a fee for any sale of the Underlying Securities in an amount that is customary for such a sale at the time of such sale.

         Section 3. Limitation of Liability of the Market Agent. The Market Agent shall not be liable in contract, tort or otherwise to the Trust for any losses, costs or damages arising out of its performance of its obligations and duties hereunder except for willful misconduct or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

         Section 4. Term of this Agreement. This Agreement, which shall be a binding agreement as of the date hereof and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, shall terminate upon the earlier to occur of (a) the termination of the Trust Agreement, (b) the removal of the Market Agent by the Trustee in accordance with the Trust Agreement or (c) 30 days after written notice of Merrill Lynch & Co.'s resignation as Market Agent is delivered to the Trustee.

         Section 5. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom by any party hereto shall in any event be effective unless the same shall be in writing and signed by the party against which enforcement of such amendment or waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         Section 6. Notice Addresses. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be deemed to have been duly given if sent by facsimile transmission (a) if to the Market Agent, as set forth below and (b) if to the Trustee, as set forth in the Trust Agreement;

         If to Merrill Lynch & Co.: Merrill Lynch & Co.
                                    World Financial Center
                                    New York, NY  10080
                                    Attention:  Michael F. Connor
                                    Facsimile:  (212) 449-9054
                                    Telephone confirmation:  (212) 449-9001

         Section 7. Assignment. Except as provided in this Section 7, this Agreement may not be assigned by the Market Agent without the prior consent of the Trustee in accordance with the Trust Agreement.

         The Market Agent shall have the right to transfer and assign all of its rights, duties, obligations and liabilities under this Agreement to an Affiliate of the Market Agent; provided, however, that such transfer and assignment shall be on the condition that the due and punctual performance and observance of all the terms and conditions of this Agreement to be performed by the Market Agent shall, by an agreement supplemental hereto, be assumed by such Affiliate just as fully and effectually as if such Affiliate had been the original party of the first part to this Agreement.

         Section 8. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

         Section 9. Entire Agreement. This Agreement embodies the entire agreement and understanding between Merrill Lynch & Co. and the Trust and supersedes any and all prior agreements and understandings between Merrill Lynch & Co. and the Trust relating to the subject matter hereof.

         Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 11. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

         Section 12. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Merrill Lynch & Co. agrees that it shall not, until the date which is one year and one day after the termination of the PPLUS Trust Series GSC-3 pursuant to the terms of Section 13 of the Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

         Section 13. No Recourse. Merrill Lynch & Co. shall have no recourse to the Underlying Securities with respect to any fees owed to Merrill Lynch & Co. under Section 2 of this agreement. This Section 13 shall not be read as limiting any right Merrill Lynch & Co. may have to the Underlying Securities pursuant to any security, call right or other instrument, obligation or agreement the Trust may issue or enter into from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Market Agent Agreement as of the day and year first above written.



                                MERRILL LYNCH & CO.


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                PPLUS TRUST SERIES GSC-3

                                By: THE BANK OF NEW YORK, solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity


                                By:
                                   ---------------------------------------------
                                   Name:  Glenn McKeever
                                   Title: Authorized Signatory



                       [MARKET AGREEMENT SIGNATURE PAGE]

EXHIBIT E

                            Form of Escrow Agreement

                              (begins on next page)

                                                                       EXHIBIT E

                                     FORM OF
                            ESCROW DEPOSIT AGREEMENT


         THIS ESCROW DEPOSIT AGREEMENT, dated as of this __ day of ________, ______ among PPLUS Trust Series GSC-3 (the "Trust"), by The Bank of New York, a New York corporation, as Trustee of the Trust ("Trustee"), [ ], a [ ] corporation, as Escrow Agent ("Escrow Agent"), and [ ], a [ ] corporation ("Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trustee and Merrill Lynch Depositor, Inc. ( "Depositor") entered into a Standard Terms for Trust Agreement dated November 5, 2004 (the "Standard Terms"), as supplemented by a Series Supplement dated November 26, 2004 (the "Series Supplement," and, together with the Standard Terms, the "Trust Agreement"), providing for the issuance by the Trust of PPLUS Class A 6.00% Trust Certificates Series GSC-3 and PPLUS Class B 0.345% Trust Certificates Series GSC-3 (collectively, the "Trust Certificates") and delivery of related call warrants on the Trust Certificates (each a "Warrant," and collectively, the "Warrants") as described in the Warrant Agreement dated November 26, 2004 (the "Warrant Agreement") among the Trust and The Bank of New York, as Warrant Agent (the "Warrant Agent"); and

         WHEREAS, the Holder is [one of the holders] [the holder] of the Warrants; and

         WHEREAS, it is a condition precedent to the exercise of the Warrants that the Holder enter into this Agreement and deliver the Escrow Deposit (as defined herein) to the Escrow Agent not less than 30 days (or not less than three days in the case of the announcement of any redemption or other unscheduled payment of the Underlying Securities or receipt of notice of termination of the Trust or when a tender offer for the Underlying Securities is pending not less than five days prior to the expiration of the tender offer acceptance period) but not more than 60 days prior to the Exercise Date (as defined in the Warrant Agreement); and

         WHEREAS, the parties desire that Escrow Agent shall hold, and Escrow Agent has agreed to hold, the Escrow Deposit in escrow on the terms and conditions provided in this Agreement.

         NOW THEREFORE, the parties hereto mutually agree as follows:

         1. Escrow Deposit. Concurrently with the execution and delivery of this Agreement, the Holder will deliver [the sum of ____________________ Dollars ($_____________) in lawful money of the United States of America by wire transfer of immediately available funds] [and] [[ ] Class A Trust Certificates] [and] [[ ] Class B Trust Certificates] in accordance with Section 14 of the Series Supplement] (the "Escrow Deposit"), to Escrow Agent to be held by Escrow Agent in escrow on the terms and conditions hereinafter provided. Escrow Agent hereby acknowledges receipt of the Escrow Deposit. Any cash amounts in the Escrow Deposit may be increased or decreased in accordance with the terms of
Section 2.02(i)(vi) of the Warrant Agreement and the terms of this agreement will apply with equal force and effect to any such increased or decreased cash amounts in the Escrow Deposit.

         2. Investment of Escrow Deposit. Following the delivery of the Escrow Deposit to Escrow Agent, Escrow Agent shall cause any cash in the Escrow Deposit to be deposited in an interest bearing account, designated as the "PPLUS Trust Series GSC-3 Warrant Escrow Account," and shall advise the Trust by telephone by 5:00 p.m., New York City time, on the date hereof of the amount so deposited in its account. The Escrow Agent will promptly confirm such telephone advice in writing to the Trust. The Escrow Agent is hereby directed to invest any cash in the Escrow Deposit in (i) U.S. Treasury Securities or (ii) money market accounts in banks having combined capital, surplus and undivided profits of $50,000,000 or more. All investments shall [have a maturity of ________ days or less during the _______ days immediately after deposit of the Escrow Deposit, and thereafter shall] be available on demand without penalty unless Escrow Agent is otherwise directed in writing by both the Holder and the Trust.

         3. Disposition of Escrow Deposit Prior to and at Closing.

         (a) On the Exercise Date, simultaneously with the transfer of Trust Certificates to the Holder that were subject to the Holder's Warrants (including any such Trust Certificates deposited as set forth in paragraph 1), except where the Exercise Date is a deemed Exercise Date pursuant to Section 2.02(i)(iv) of the Warrant Agreement, in which case no such transfer will occur, (the "Closing," the period of time between the initial deposit of the Escrow Deposit and the Closing being referred to as the "Escrow Period") in accordance with the terms of the Warrant Agreement (i) the Escrow Agent shall pay to the Holder all interest, and interest earned on interest, on any cash in the Escrow Deposit to the Closing Date in lawful money of the United States of America by wire transfer of immediately available funds to a bank account or bank accounts designated by the Holder or, at the Holder's option, by a bank check or bank checks payable to the order of a payee or payees designated by the Holder, (ii) the Escrow Agent shall pay any cash amounts in the Escrow Deposit in lawful money of the United States of America by wire transfer of immediately available funds to a single bank account or bank accounts designated by the Warrant Agent, or, at the Warrant Agent's option, by a bank check or bank checks payable to the order of a payee or payees designated by the Warrant Agent and (iii) the Escrow Agent shall deliver any Trust Certificates in the Escrow Deposit to the Warrant Agent.

         (b) If, during the Escrow Period, the Trust Agreement is terminated in accordance with Section 10 of the Standard Terms and Section 13 of the Series Supplement, then Escrow Agent shall, ten (10) business days after written notice by Trust and the Holder of such termination, (i) return any Trust Certificates in the Escrow Deposit to the Holder and (ii) pay to the Holder any cash in the Escrow Deposit, plus all interest, and interest earned on interest, on such cash, in lawful money of the United States of America by wire transfer of immediately available funds to a bank account or bank accounts designated by the Holder or, at the Holder's option, by a bank check or bank checks payable to the order of a payee or payees designated by the Holder; provided, however, that if the Escrow Agent receives a written objection from the Trust to such release of such cash in the Escrow Deposit within seven (7) business days after the Holder gives such written notice, then the Escrow Agent shall pay the cash amount in the

Escrow Deposit and any interest, and interest earned on interest, on such amounts in accordance with joint written instructions from the Holder and the Trust, or, in the absence of such joint written instructions, the provisions of
Section 6 hereof shall apply.

         4. Liability of Escrow Agent. The Escrow Agent shall not incur any liability to any party for damages, losses or expenses for (a) any act or failure to act made or omitted in good faith and without gross negligence or willful misconduct or (b) any action taken or omitted in reliance upon any instrument that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         5. Escrow. The Escrow Agent can incur reasonable expenses in connection with its duties and incur legal fees and expenses in connection with this Agreement with any firm, and such expenses shall be paid or reimbursed, as the case may be, in accordance with Section 7 of this Agreement. In the event that the conditions of this Agreement are not properly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary service and reimbursed for all reasonable costs, attorneys' fees and expenses of any firm occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid.

         6. Controversies. If any controversy arises relating to this Agreement, or with any other party concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Funds (as hereinafter defined) and may wait for settlement of any such controversy by final appropriate legal proceedings or other means, as, in the Escrow Agent's discretion, the Escrow Agent may deem appropriate despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages as long as the Escrow Agent acts in good faith and without gross negligence or willful misconduct. The Escrow Agent is authorized to deposit with the clerk of any court the Escrow Funds held hereunder. Upon initiating an interpleader or declaratory judgment or any other action seeking to determine the rights of the parties hereunder and depositing the Escrow Funds, the Escrow Agent shall be fully released and discharged of and from all further obligations and liability imposed by the terms of this Agreement, but not as to acts of the Escrow Agent prior thereto. As used herein, the term "Escrow Funds" means the Escrow Deposit plus all interest, and interest earned on interest, on the Escrow Deposit.

         7. Indemnification of Escrow Agent. The Holder and its successors and assigns agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in good faith and without gross negligence or willful misconduct in connection with the performance of the duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter.

         8. Termination. Except for the provisions of Section 7, which shall survive this Agreement, this Agreement shall terminate upon the day on which all of the Escrow Funds are disbursed in full in accordance with this Agreement.

         9. Mailing Instructions, Etc. Instructions and other documents delivered under this Agreement shall be valid if (i) hand-delivered, (ii) sent by registered or certified mail, return receipt requested, (iii) sent by Federal Express or other reliable overnight courier service, or (iv) transmitted by telecopy.

         (a) If to the Holder at:

             ---------------------------
             ---------------------------
             ---------------------------
             Attn:
                   ---------------------
             Telecopy (   )
             Telephone (   )

         (b) If to the Trust, at:

             PPLUS Trust Series GSC-3
             c/o The Bank of New York
             101 Barclay Street, Floor 8E
             New York, NY 10286
             Attn: Corporate Trust Dealing & Trading Group - PPLUS Trust Series GSC-3
             Facsimile (212) 815-2830
             Telephone (212) 815-2915

         (c) If to the Escrow Agent, at:

             ---------------------------
             ---------------------------
             ---------------------------
             Attn:
                   ---------------------
             Telecopy (   )
             Telephone (   )

Each notice, demand, instruction or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made at such time as it is delivered to the addressee in the case of personal delivery or registered or certified mail, one (1) business day following delivery to the courier if sent by Federal Express or other reliable overnight courier or upon receipt of the telecopy if sent by telecopy, followed by a written confirmation within two (2) business days.

         10. Trust Agreement; Defined Terms. Defined terms used herein shall have the respective meanings set forth in the Trust Agreement unless otherwise defined herein.

         11. Binding. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

         12. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York, and together with the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with and governed by the laws of such state (but not including the choice-of-law rules thereof).

         13. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. Captions. Any captions are solely for convenience of reference and shall not be used in construing or interpreting this Agreement.

         15. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or oral agreements or understandings with respect thereto.

         16. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Escrow Agent agrees that it shall not, until the date which is one year and one day after the termination of the PPLUS Trust Series GSC-3 pursuant to the terms of Section 13 of the Series Supplement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

         17. No Recourse. The Escrow Agent shall have no recourse to the Underlying Securities with respect to any fees owed to the Escrow Agent under
Section 7 of this agreement. This Section 17 shall not be read as limiting any right the Escrow Agent may have to the Underlying Securities pursuant to any security, call right or other instrument, obligation or agreement the Trust may issue or enter into from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                              PPLUS Trust Series GSC-3

                              By: THE BANK OF NEW YORK, solely in its capacity as Trustee under the Trust Agreement and not in its individual capacity


                              By:
                                  ----------------------------------------------
                              Name:
                              Title:


                                          , as Escrow Agent
                              ------------

                              By:
                                  ----------------------------------------------
                              Name:
                              Title:


                                          , as Holder
                              ------------

                              By:
                                  ----------------------------------------------
                              Name:
                              Title: